                                                                     Exhibit 4.6






                    AEGIS ASSET BACKED SECURITIES CORPORATION
                        [        ] TRUST [    ], as Issuer


            AEGIS ASSET BACKED SECURITIES CORPORATION, as Depositor,


                       [         ], as Indenture Trustee,


                                       and

                       [            ], as Administrator



                     ---------------------------------------

                          SALE AND COLLECTION AGREEMENT

                             Dated as of [         ]

                     ---------------------------------------


        Aegis Asset Backed Securities Corporation [    ] Trust [    ]
                      Asset-Backed Notes, Series [    ]

                                Table of Contents

                                                                                                                   Page
                                                                                                                   ----

Article I DEFINITIONS.................................................................................................1

    Section 1.01.    Definitions......................................................................................1
    Section 1.02.    Calculations Respecting Mortgage Loans..........................................................29

Article II CONVEYANCE OF MORTGAGE LOAN GROUPS........................................................................29

    Section 2.01.    Conveyance of Mortgage Loan Groups..............................................................29
    Section 2.02.    Acceptance of Trust Estate by Indenture Trustee: Review
                     of Documentation for Trust Estate...............................................................33
    Section 2.03.    Release of Mortgage Files.......................................................................34
    Section 2.04.    Grant Clause....................................................................................35

Article III Representations and Warranties of the Depositor..........................................................35

    Section 3.01.    Representations and Warranties of the Depositor.................................................35
    Section 3.02.    Discovery of Breach.............................................................................37
    Section 3.03.    Repurchase, Purchase or Substitution of Mortgage Loans..........................................38

Article IV ADMINISTRATION OF THE TRUST...............................................................................38

    Section 4.01.    Collection Account..............................................................................38
    Section 4.02.    Application of Funds in the Collection Account..................................................40
    Section 4.03.    Reports to Securityholders......................................................................42
    Section 4.04.    Note Account and Certificate Account............................................................44
    Section 4.05.    Determination of LIBOR..........................................................................45
    Section 4.06.    The Class [      ] Reserve Fund.................................................................47

Article V PAYMENTS TO SECURITYHOLDERS................................................................................47

    Section 5.01.    Payments Generally..............................................................................47
    Section 5.02.    Payments from the Note Account and Certificate Account..........................................48
    Section 5.03.    Advances by Servicer and Indenture Trustee......................................................48
    Section 5.04.    Compensating Interest Payments..................................................................49
    Section 5.05.    Payments of Principal on Redemption Notes.......................................................49
    Section 5.06.    The Class [   ] Note Insurance Policy...........................................................54

Article VI CONCERNING THE INDENTURE TRUSTEE; EVENTS OF DEFAULT.......................................................57

    Section 6.01.    Duties of Indenture Trustee.....................................................................57
    Section 6.02.    Certain Matters Affecting the Indenture Trustee.................................................59
    Section 6.03.    Indenture Trustee Not Liable for Notes..........................................................60
    Section 6.04.    Authenticating Agents...........................................................................60
    Section 6.05.    Indemnification of Indenture Trustee............................................................61
    Section 6.06.    Fees and Expenses of Indenture Trustee..........................................................62
    Section 6.07.    Collection of Monies............................................................................62
    Section 6.08.    Events of Default; Indenture Trustee To Act; Appointment
                     of Successor....................................................................................62
    Section 6.09.    Additional Remedies of Indenture Trustee Upon Event of Default..................................65

    Section 6.10.    Waiver of Defaults..............................................................................65
    Section 6.11.    Notification to Holders.........................................................................65
    Section 6.12.    Directions by Noteholders and Duties of Indenture Trustee During Event of Default...............66
    Section 6.13.    Action Upon Certain Failures of the Servicer and Upon Event of Default..........................66
    Section 6.14.    Preparation of Tax Returns and Other Reports....................................................66

Article VII PURCHASE AND TERMINATION OF THE TRUST FUND...............................................................68

    Section 7.01.    Termination of Trust Estate Upon Repurchase or Liquidation of All Mortgage Loans................68
    Section 7.02.    Procedure Upon Termination of Trust Estate......................................................69

Article VIII RIGHTS OF SECURITYHOLDERS...............................................................................69

    Section 8.01.    Limitation on Rights of Holders.................................................................69
    Section 8.02.    Access to List of Holders.......................................................................70
    Section 8.03.    Acts of Holders of Notes........................................................................71

Article IX MISCELLANEOUS PROVISIONS..................................................................................72

    Section 9.01.    Binding Nature of Agreement; Assignment.........................................................72
    Section 9.02.    Entire Agreement................................................................................72
    Section 9.03.    Amendment.......................................................................................72
    Section 9.04.    Voting Rights...................................................................................73
    Section 9.05.    Provision of Information........................................................................73
    Section 9.06.    Governing Law...................................................................................74
    Section 9.07.    Notices.........................................................................................74
    Section 9.08.    Severability of Provisions......................................................................74
    Section 9.09.    Indulgences; No Waivers.........................................................................74
    Section 9.10.    Headings Not To Affect Interpretation...........................................................75
    Section 9.11.    Benefits of Agreement...........................................................................75
    Section 9.12.    Special Notices to the Rating Agencies..........................................................75
    Section 9.13.    Counterparts....................................................................................75
    Section 9.14.    Transfer of Servicing...........................................................................75
    Section 9.15.    Matters Relating to the Class [   ] Note Insurance Policy.......................................76

                                   ATTACHMENTS

Exhibit A-1     Form of Initial Certification
Exhibit A-2     Form of Interim Certification
Exhibit A-3     Form of Final Certification
Exhibit B       Form of Endorsement
Exhibit C       Request for Release of Documents and Receipt
Exhibit D       Servicing Agreement
Exhibit I       Monthly Remittance Advice
Exhibit J       Monthly Electronic Data Transmission
Exhibit K       Custodial Agreement
[Exhibit L      Insurance Agreement]
[Exhibit M      Class [  ] Note Insurance Policy]

Schedule A      Mortgage Loan Schedule
Schedule B      Principal Amount Schedules
Schedule D      Pool 1 AX Loans
Schedule E      Pool 2 AX Loans

        This SALE AND COLLECTION AGREEMENT, dated as of [        ] (the
"Agreement"), is by and among AEGIS ASSET BACKED SECURITIES CORPORATION [      ]
TRUST [     ], as issuer (the "Issuer" or the "Trust"), AEGIS ASSET BACKED
SECURITIES CORPORATION, a Delaware corporation, as depositor (the "Depositor"),
[      ], a [national banking association], as indenture trustee (the "Indenture
Trustee") on behalf of the Noteholders and [       ], as administrator (the
"Administrator").

                              PRELIMINARY STATEMENT

        WHEREAS, the Depositor has acquired the Mortgage Loans from [          ]
(the "Seller") and on the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Trust for inclusion in the Trust Estate.

        WHEREAS, on the Closing Date, the Depositor will acquire the Notes and the Certificates from the Issuer, as consideration for its transfer to the Trust of the Mortgage Loans and the other property constituting the Trust Estate.

        WHEREAS, the Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trust of the Mortgage Loans and the other property constituting the Trust Estate.

        WHEREAS, all covenants and agreements made by the Depositor and the Indenture Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Estate are for the benefit of the Holders from time to time of the Notes and the Certificates [and the Class [ ] Note Insurer].

        WHEREAS, the parties hereto are entering into this Agreement for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

        NOW THEREFORE, in consideration of the mutual agreements herein contained, the Issuer, the Depositor, the Indenture Trustee and the Administrator hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        Section 1.01. Definitions.

        The following words and phrases, unless the context otherwise requires, shall have the following meanings:

        Accepted Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Indenture Trustee or the Servicer or (y) as provided in the Servicing Agreement, to the extent applicable to the Servicer.

        Accretion Directed Note: None.

        Accretion Termination Date: The first Payment Date following the Credit Support Depletion Date.

        Accrual Amount: As to any Class of Accrual Notes and each Payment Date through the Credit Support Depletion Date, the sum of (x) any amount of Accrued
Note Interest allocable to such Class pursuant to Section 5.02 on such Payment Date and (y) any Interest Shortfall allocable to such Class pursuant to Section
5.02 on such Payment Date. As to any Class of Accrual Notes and each Payment Date after the Credit Support Depletion Date, zero.

        Accrual Component: None.

        Accrual Note: None.

        Accrual Period: With respect to any Payment Date and any Class of Notes (other than any Class of Principal Only Notes and any LIBOR Notes), the one-month period beginning immediately following the end of the preceding Accrual Period (or from the Cut-off Date, in the case of the first Accrual Period) and ending on the last day of the month preceding the month in which such Payment Date occurs. With respect to any Payment Date and any Class of LIBOR Notes, the period beginning on the Payment Date in the calendar month preceding the month in which the related Payment Date occurs (or from the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Payment Date.

        Accrued Note Interest: As to any Class of Notes (other than the Class AX Notes and any Principal Only Notes) and any Component, and any Payment Date, the product of the Note Interest Rate for such Class of Notes (or the Component Interest Rate for such Component) and the Class Principal Amount (or Class Notional Amount) of such Class of Notes (or the Component Notional Amount of such Component) immediately preceding such Payment Date, as reduced by such Class's or Component's share of the interest portion of any Relief Act Reduction, in each case allocable among the Class A Notes and, if applicable, the related Component, of the related Note Group pro rata based on the Accrued
Note interest otherwise distributable thereto, and allocable to the Subordinate Notes pro rata based on interest accrued on their respective Apportioned Principal Balances. As to the Class AX Notes and any Payment Date, Accrued Note interest shall be the sum of Accrued Note interest on each Component thereof. Interest shall be calculated for such Notes and Components on the basis of a 360-day year consisting of twelve 30-day months.

        Act: As defined in Section 8.03(a).

        Additional Collateral: None.

        Adjustable Rate Mortgage Loan: None.

        Administration Agreement: The Administration Agreement dated as of
[       ], between [       ], as administrator, and the Issuer.

        Administrator: [           ], in its capacity as administrator under the
Administration Agreement.

        Advance: An advance of the aggregate of payments of principal and interest (net of the Servicing Fee) on one or more Mortgage Loans that were due on the Due Date in the related Due Period and not received as of the close of business on the related Determination Date, required to be made by or on behalf of the Servicer under the Servicing Agreement (or by the Indenture Trustee) pursuant to Section 5.03.

        Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        Aggregate Class [ ] Note Insurance Premium: As to any Payment Date, the sum of (a) the Class [ ] Note Insurance Premium for such Payment Date and (b) the amount of any Class [ ] Note Insurance Premium that was not distributed to the Class [ ] Note Insurer on any prior Payment Date.

        Aggregate Principal Balance: The aggregate of the Scheduled Principal Balances for all Mortgage Loans at any date of determination.

        Aggregate Subordinate Percentage: With respect to any Payment Date, the sum of the Class Principal Amounts of the Subordinate Notes immediately prior to such date divided by the sum of the Non-AP Pool Balances for all Mortgage Pools for the immediately preceding Payment Date.

        Aggregate Voting Interests: The aggregate of the Voting Interests of all the Notes under this Agreement.

        Agreement: This Sale and Collection Agreement and all amendments and supplements hereto.

        AP Percentage: As to any Discount Mortgage Loan, the percentage equivalent of a fraction, the numerator of which is the applicable Designated Rate minus the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is the applicable Designated Rate. As to any Non-Discount Mortgage Loan in any Mortgage Pool, [0.00]%.

        AP Principal Payment Amount: For any Payment Date and for each Note Group, the sum of the following amounts:

                (i) the applicable AP Percentage of the principal portion of each Scheduled Payment on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

                (ii) the applicable AP Percentage of each of the following amounts: (1) each Principal Prepayment collected on a Mortgage Loan in the related Mortgage Pool during the applicable Prepayment Period, (2) each other unscheduled collection, including Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any

        Mortgage Loan in the related Mortgage Pool that was finally liquidated during the applicable Prepayment Period), representing or allocable to recoveries of principal of such Mortgage Loan in the related Mortgage Pool received during the applicable Prepayment Period and (3) the principal portion of all proceeds of the purchase of any Mortgage Loan in the related Mortgage Pool (or, in the case of a permitted substitution, amounts representing a principal adjustment) actually received by the Indenture Trustee with respect to the applicable Prepayment Period;

                (iii) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the applicable AP Percentage of the related net Liquidation Proceeds allocable to principal; and

                (iv) any amounts described in clauses (i) through (iii) for any previous Payment Date that remain unpaid.

        Apportioned Principal Balance: As to any Class of Subordinate Notes and any Payment Date, the Class Principal Amount of such Class immediately prior to such Payment Date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for such date and the denominator of which is the sum of the Group Subordinate Amounts for all Mortgage Pools for such date.

        Appraised Value: With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

        Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trust, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; PROVIDED, HOWEVER, that the Indenture Trustee shall not be responsible for determining whether any such assignment is in recordable form.

        Authenticating Agent: Any authenticating agent appointed by the Indenture Trustee pursuant to Section 6.04.

        Authorized Officer: Any Person who may execute an Officer's Certificate on behalf of the Depositor.

        Available Payment Amount: As to each Mortgage Pool and on any Payment Date, the sum of the following amounts:

                (i) the total amount of all cash received by the Indenture Trustee through the Remittance Date and deposited by the Servicer by the Deposit Date for such Payment Date on the Mortgage Loans of such Mortgage Pool (including proceeds of any Insurance Policy and any other credit support relating to such Mortgage Loans), plus all Advances made by the Servicer (or the Indenture Trustee) for such Payment Date, any

        Compensating Interest Payment for such date and Mortgage Pool and any amounts paid by the Servicer in respect of Prepayment Interest Shortfalls in respect of the related Mortgage Loans for such date, but not including:

                        (A) all amounts distributed pursuant to Section 5.02 on prior Payment Dates;

                        (B) all Scheduled Payments of principal and interest collected but due on a date subsequent to the related Due Period;

                        (C) all Principal Prepayments received or identified by the Servicer after the applicable Prepayment Period (together with any interest payments received with such prepayments to the extent that they represent the payment of interest accrued on the related Mortgage Loans for the period subsequent to the applicable Prepayment Period);

                        (D) any other unscheduled collection, including Net Liquidation Proceeds and Insurance Proceeds, received by the Servicer after the applicable Prepayment Period;

                        (E) all fees and amounts due or reimbursable to the Servicer pursuant to the terms of the Servicing Agreement;

                        (F)     any Prepayment Penalty Amounts;

                        (G)     any Prepayment Interest Excess; and

                        (H) such portion of each payment in respect of interest representing Retained Interest; and

                (ii) any other payment made by the Servicer, the Seller, the Depositor, or any other Person with respect to such Payment Date (including the Purchase Price with respect to any Mortgage Loan repurchased by the Seller, the Depositor or any other Person).

        Average Rate: With respect to any Payment Date, the weighted average of the Designated Rates for all Mortgage Pools, weighted on the basis of the Group Subordinate Amount for each Mortgage Pool.

        Balloon Mortgage Loan: Any Mortgage Loan having an original term to maturity that is shorter than its amortization schedule, and a final Scheduled Payment that is disproportionately large in comparison to other Scheduled Payments.

        Balloon Payment: The final Scheduled Payment in respect of a Balloon Mortgage Loan.

        Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the United States Bankruptcy Code of 1986, as amended, or any other similar state laws.

        Bankruptcy Coverage Termination Date: Not applicable.

        Bankruptcy Loss Limit: Not applicable.

        Bankruptcy Losses: Not applicable.

        Blanket Mortgage: The mortgage or mortgages encumbering a Cooperative Property.

        Book-Entry Notes: Beneficial interests in Notes designated as "Book-Entry Notes" in the Indenture, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency. As of the Closing Date, the following Classes of Notes constitute Book-Entry Notes: the Class
[     ] Notes and the Class [     ] Notes.

        Business Day: Any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York, New York or, if other than New York,
the city in which the Class [    ] Note Insurer is located or the city in which
the Corporate Trust Office of the Indenture Trustee is located, the State of
[      ], or the State of [      ], or (iii) with respect to any Remittance Date
or the Servicer reporting date, the States specified in the definition of "Business Day" in the Servicing Agreement, are authorized or obligated by law or executive order to be closed.

        Certificate: The Residual Interest Certificate, as defined in the Trust Agreement.

        Certificate Account: The account established in accordance with Section
4.04 hereof and maintained on behalf of the Owner Trustee.

        Certificate Register: As defined in the Trust Agreement.

        Certificateholder: The holder of a Residual Interest Certificate.

        Class: All Notes bearing the same class designation.

        Class [   ] Percentage:

        Class [     ] Prepayment Shift Percentage:

        Class [    ] Priority Amount:

        Class [   ] Note Insurance Policy: The Note Insurance Policy No. [     ]
dated the Closing Date and issued by the Class [   ] Note Insurer to the Trust
and pledged to the Indenture Trustee, for the benefit of the Holders of the
Class [    ] Notes, a copy of which is attached as Exhibit M hereto.

        Class [ ] Note Insurance Premium: With respect to any Payment Date and with respect to the Class [ ] Note Insurance Policy, an amount equal to 1/12th
of the product of (a) the Class Principal Amount of the Class [   ] Notes as of
such Payment Date (prior to giving effect to any payment thereon on such Payment
Date) and (b) the Class [   ] Premium Percentage.

        Class [         ] Note Insurer: [       ], or any successor thereto, as
issuer of the Class [   ] Note Insurance Policy.

        Class [ ] Note Insurer Default: The occurrence and continuance of any of the following events:

        (a)     the Class [   ] Note Insurer shall have failed to make a payment
required to be made under the Class [    ] Note Insurance Policy in accordance
with its terms;

        (b) the Class [ ] Note Insurer shall have (i) filed a petition or commenced a case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable; or

        (c) a court of competent jurisdiction, the Office of the Commissioner of Insurance of the State of New York or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree
(i) appointing a custodian, trustee, agent or receiver for the Class [   ] Note
Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Class [ ] Note Insurer (or the taking of possession of all or any material portion of
the property of the Class [   ] Note Insurer).

        Class [  ] Guaranteed Payments: (a) With respect to any Payment Date,
(i) the Accrued Note Interest for the Class [   ] Notes for such Payment Date,
including the amount of any Net Prepayment Interest Shortfalls relating to
prepayments and any Relief Act Reductions allocable to the Class [   ] Notes on
such Payment Date that are not covered by the Class [    ] Reserve Fund and (ii)
the amount of any Realized Loss allocated to the Class [   ] Notes on such
Payment Date and (b) for the Maturity Date, the Class Principal Amount of the
Class [   ] Notes to the extent unpaid on the Maturity Date.

        Class [ ] Policy Payments Account: The separate Eligible Account created and maintained by the Indenture Trustee pursuant to Section 5.05(c) in the name
of the Indenture Trustee for the benefit of the Class [    ] Noteholders and
designated "[           ], Class [    ] Policy Payments Account in trust for
registered holders of Aegis Asset Backed Securities Corporation [    ]
Trust [    ], Series [    ], Class [  ]." Funds in the Class [   ] Policy
Payments Account shall be held in trust for the benefit of the Class [     ]
Noteholders for the uses and purposes set forth in this Agreement.

        Class [   ] Premium Percentage: The meaning assigned to such term in the
Insurance Agreement.

        Class [ ] Reserve Fund: The separate Eligible Account created and maintained by the Indenture Trustee pursuant to Section 4.06 with a depository institution in the name of the Indenture Trustee for the benefit of the Class
[   ] Noteholders and designated "[      ], Class [  ] Reserve Fund in trust for
registered holders of Aegis Asset Backed Securities Corporation [    ] Trust
[      ], Series [      ], Class [  ]."

        Class [ ] Rounding Account: The separate Eligible Account established and maintained by the Indenture Trustee pursuant to Section 5.05(e) in the name
of the Indenture Trustee for the benefit of the Class [   ] Noteholders and
designated "[           ], Class [  ] Rounding Account in trust for registered
holders of Aegis Asset Backed Securities Corporation Mortgage [      ] Trust
[      ], Series [      ], Class [  ]." Funds in the Rounding Account shall be
held in trust for the benefit of the Class [   ] Noteholders for the uses and
purposes set forth in this Agreement.

        Class [     ] Scheduled Principal Percentage:

        Class A Note: Any Class [     ] or Class [   ] Note.

        Class AP Deferred Amount: As to any Payment Date on or prior to the
Credit Support Depletion Date, with respect to each Class of the Class [   ] and
Class [ ] Notes, the aggregate of the applicable AP Percentage of the principal portion of each Realized Loss on a Discount Mortgage Loan in the related Mortgage Pool, to be allocated to such Class of Notes on such Payment Date or previously allocated to such Class of Notes and not yet paid to the Holders of such Class of Notes pursuant to Section 5.02.

        Class AP Note: Any Class [    ] or Class [    ] Note.

        Class B Note: Any Class [    ] or Class [    ] Note.

        Class Notional Amount: With respect to each Class of Notional Notes, the applicable class notional amount.

        Class Percentage: With respect to each Class of Subordinate Notes, for each Payment Date, the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Payment Date by the aggregate Note Principal Amount of all Notes immediately prior to such date.

        Class Principal Amount: With respect to each Class of Notes other than any Class of Notional Notes, the aggregate of the Note Principal Amounts of all Notes of such Class at the date of determination. With respect to each Class of Notional Notes, zero.

        Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

        Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

        Closing Date: [         ].

        Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

        Collection Account: A separate account established and maintained by the Indenture Trustee pursuant to Section 4.01.

        Compensating Interest Payment: With respect to each Mortgage Pool and any Payment Date, an amount equal to the excess of (x) the aggregate of any Prepayment Interest Shortfalls with respect to such Mortgage Pool and such Payment Date over (y) the aggregate of any amounts required to be paid by the Servicer in respect of such shortfalls but not paid.

        Component: Each of the components having the designations and initial Component Notional Amounts as follows:

                                             Initial Component
Designation                                   Notional Amount
-----------                                   ---------------
                                                $


        Component Interest Rate: None.

        Component Note: Any Class [   ] Note.

        Component Notional Amount:

        Component Principal Amount: Not applicable.

        Control: The meaning specified in Section 8-106 of the UCC.

        Conventional Loan: A Mortgage Loan that is not insured by the United States Federal Housing Administration or guaranteed by the United States Veterans Administration.

        Converted Mortgage Loan: None.

        Convertible Mortgage Loan: None.

        Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.

        Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

        Cooperative Loan Documents: As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement and the assignment of the Security Agreement endorsed in blank; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and the assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Indenture Trustee with evidence of recording thereon (or in a form suitable for recordation).

        Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

        Cooperative Shares: Shares issued by a Cooperative Corporation.

        Cooperative Unit: A single family dwelling located in a Cooperative Property.

        Corporate Trust Office: The principal corporate trust office of the Indenture Trustee at which, at any particular time, its corporate trust business
shall be administered, which office at the date hereof is located at [        ],
Attention: [       ].

        Credit Score: With respect to any Mortgage Loan, a numerical assessment of default risk with respect to the Mortgagor under such Mortgage Loan, determined on the basis of a methodology developed by Fair, Isaac & Co., Inc.

        Credit Support Depletion Date: The Payment Date on which, giving effect to all payments on such date, the aggregate Note Principal Amount of the Subordinate Notes is reduced to zero.

        Credit Support Percentage: As to any Class of Subordinate Notes and any Payment Date, the sum of the Class Percentages of all Classes of Notes that rank lower in priority than such Class.

        Custodial Agreement: Each custodial agreement attached as Exhibit K hereto, and any custodial agreement subsequently executed by the Indenture Trustee substantially in the form thereof.

        Custodian: Each custodian appointed by the Indenture Trustee pursuant to a Custodial Agreement, and any successor thereto.

        Cut-off Date: [         ].

        Cut-off Date Aggregate Principal Balance: With respect to the Mortgage Loans in the Trust Estate on the Closing Date, the Aggregate Principal Balance for all such Mortgage Loans as of the Cut-off Date.

        DCR: Duff & Phelps Credit Rating Co., or any successor in interest.

        Debt Service Reduction: With respect to any Mortgage Loan, a reduction of the Scheduled Payment that the related Mortgagor is obligated to pay on any Due Date as a result of any proceeding under Bankruptcy law or any similar proceeding.

        Deceased Holder: With respect to a Holder of a Redemption Note, as defined in Section 5.05(b).

        Deferred Interest: With respect to any Class of Negative Amortization Notes and any Payment Date, the lesser of (x) the applicable Interest Payment Amount for such date (without giving effect to any Deferred Interest) and (y) the aggregate Mortgage Loan Negative Amortization, if any, for the related Due Period.

        Deficiency Amount: The meaning assigned to such term in the Class [   ]
Note Insurance Policy.

        Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, which valuation results from a proceeding under Bankruptcy law or any similar proceeding.

        Definitive Note: A Note of any Class issued in definitive, fully registered, certificated form.

        Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Estate pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

        Deposit Date: With respect to each Payment Date, the Business Day immediately preceding such Payment Date.

        Depositor: Aegis Asset Backed Securities Corporation, a Delaware corporation having its principal place of business in New York, or its successors in interest.

        Designated Rate: With respect to Pool 1, [     ]% per annum and with
respect to Pool 2, [    ]% per annum.

        Determination Date: With respect to each Payment Date, the day of the latest Remittance Date immediately preceding such Payment Date.

        Discount Mortgage Loan: With respect to Pool 1, any Mortgage Loan with a
Net Mortgage Rate less than [     ]% per annum and with respect to Pool 2, any
Mortgage Loan with a Net Mortgage Rate less than [      ]% per annum.

        Due Date: With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note.

        Due Period: With respect to any Payment Date, the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

        Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the Indenture Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Indenture Trustee and the Rating Agencies. Eligible Accounts may bear interest.

        Eligible Investments: Any one or more of the following obligations or securities:

                (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

                (ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Indenture Trustee or any agent of the Indenture Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

                (iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, FNMA or FHLMC with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

                (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest short-term credit ratings of each Rating Agency; PROVIDED, HOWEVER, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Estate to exceed [20]% of the sum of the Aggregate Principal Balance and the aggregate principal amount of all Eligible Investments in the Note Account and the Certificate Account; PROVIDED, FURTHER, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

                (v) commercial paper (including both non interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than [180] days after the date of issuance thereof) rated by each Rating Agency in its highest short-term ratings;

                (vi)    a Qualified GIC;

                (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

                (viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by
        either Rating Agency of any of the Notes (in the case of the Class [   ]
        Notes, determined without regard to the Class [   ] Note Insurance
        Policy). Such investments in this subsection (viii) may include money market mutual funds, including, without limitation, the VISTA U.S.
        Government Money Market Fund or any other fund for which [        ] (the
        "Bank"), the Indenture Trustee or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (i) the Bank or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (ii) the Bank or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (iii) services performed for such funds and pursuant to this Agreement may converge at any time. The Indenture Trustee specifically authorizes the Bank or an affiliate thereof to charge and collect from the Indenture Trustee such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

PROVIDED, HOWEVER, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than [120%] of the yield to maturity at par of such underlying obligations, provided that any such investment will be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code.

        Entitlement Holder: The meaning specified in Section 8-102(a)(7) of the UCC.

        Entitlement Order: The meaning specified in Section 8-102(a)(8) of the UCC (i.e., generally, an order directing the transfer or redemption of any Financial Asset).

        Escrow Account: Any account established and maintained by the Servicer pursuant to the Servicing Agreement.

        Event of Default: Any one of the conditions or circumstances enumerated in Section 6.08(a).

        Excess Loss: Not applicable.

        FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

        FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

        Financial Asset: The meaning specified in Section 8-102(a)(9) of the UCC.

        Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant.

        [Fitch: Fitch Ratings, or any successor in interest.]

        FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

        Fraud Loss: Not applicable.

        Fraud Loss Limit: Not applicable.

        GNMA: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

        Group 1: All of the Group 1 Notes.

        Group 1 Note: Any Class [      ] and Class [     ] Note or the AX(1)
Component.

        Group 1 Scheduled Principal Amount: With respect to any Payment Date and each Pool 1 Mortgage Loan, the amount described in the definition of Senior Principal Payment Amount for Group 1.

        Group 1 Unscheduled Principal Amount: With respect to any Payment Date and each Pool 1 Mortgage Loan, the sum of the amounts described in the definition of Senior Principal Payment Amount hereunder for Group 1.

        Group 2: All of the Group 2 Notes.

        Group 2 Note: Any Class [      ] and Class [      ] Note or the AX(2)
Component.

        Group Subordinate Amount: As to any Mortgage Pool and any Payment Date, the excess of (i) the Non-AP Pool Balance of such Mortgage Pool for the immediately preceding Payment Date over (ii) the sum of the aggregate of the Note Principal Amounts of the Non-AP Senior Notes of the related Note Group immediately prior to the related Payment Date.

        Holder or Noteholder: The registered owner of any Note as recorded on the books of the Note Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Note registered in the name of the Depositor, the Indenture Trustee, the Servicer or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, only Notes which a Responsible Officer of the Indenture Trustee knows to be so owned shall be disregarded. The Indenture Trustee may request and conclusively rely on certifications by the Depositor and the Servicer in determining whether any Notes are registered to an Affiliate of the Depositor or the Servicer.

        HUD: The United States Department of Housing and Urban Development, or any successor thereto.

        Indenture: The Indenture dated as of [     ], between the Issuer and the
Indenture Trustee.

        Indenture Trustee: [     ], not in its individual capacity but solely as
Indenture Trustee, or any successor in interest, or if any successor indenture trustee or any co-trustee shall be appointed as herein provided, then such successor indenture trustee and such co-trustee, as the case may be.

        Indenture Trustee Fee: As to any Payment Date, an amount equal to the product of the Indenture Trustee Fee Rate and the aggregate Scheduled Principal Balance of the related Mortgage Loans as of the first day of the related Due Period. The Indenture Trustee Fee shall be calculated separately, by Mortgage Pool.

        Indenture Trustee Fee Rate: [    ]% per annum.

        Independent: When used with respect to any accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

        Individual Redemption Note: A Redemption Note with a $1,000 Note Principal Amount.

        Initial LIBOR Rate: [    ]%.

        [Insurance Agreement: The Insurance Agreement dated as of [      ] among
the Class [   ] Note Insurer, the Seller, the Depositor, the Issuer and the
Indenture Trustee, as such agreement may be amended or supplemented in accordance with the provisions thereof, a copy of which is attached as Exhibit L hereto.]

        Insurance Policy: Any Primary Mortgage Insurance Policy and any standard hazard insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

        Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy, other than amounts (i) to cover expenses incurred by or on behalf of the Servicer in connection with procuring such proceeds, (ii) to be applied to restoration or repair of the related Mortgaged Property or (iii) required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note.

        [Insured Payment: The meaning assigned to such term in the Class [   ]
Note Insurance Policy.]

        Interest Payment Amount: Not applicable.

        Interest Shortfall: With respect to any Class of Notes (other than a Principal Only Note) and any Payment Date, any Accrued Note Interest not distributed (or added to principal) with respect to any previous Payment Date, other than any Net Prepayment Interest Shortfalls.

        Intervening Assignments: The original intervening assignments of the Mortgage, notice of transfer or equivalent instrument.

        LIBOR: With respect to the first Accrual Period, the Initial LIBOR Rate. With respect to each subsequent Accrual Period, the per annum rate determined pursuant to Section 4.05 on the basis of London interbank offered rate quotations for one-month Eurodollar deposits, as such quotations may appear on the display designated as page "LIUS01M" on the Bloomberg Financial Markets Commodities News (or such other page as may replace such page on that service for the purpose of displaying London interbank offered quotations of major banks).

        LIBOR Component: None.

        LIBOR Determination Date: The second London Business Day immediately preceding the commencement of each Accrual Period with respect to any LIBOR Notes other than the first such Accrual Period.

        LIBOR Note: Any Class [      ] or Class [      ] Note.

        Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover on behalf of the Trust Estate from or on account of such Mortgage Loan have been recovered.

        Liquidation Expenses: Expenses that are incurred by the Servicer in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable Primary Mortgage Insurance Policy, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts.

        Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any amounts remaining in the related Escrow Account.

        Living Holder: Any Holder of a Redemption Note other than a Deceased Holder.

        Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value thereof.

        London Business Day: Any day on which banks are open for dealing in foreign currency and exchange in London, England and New York City.

        Maintenance: With respect to any Cooperative Unit, the rent or fee paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

        Material Defect: As defined in Section 2.02(c) hereof.

        Maturity Date: In the case of each Class of Notes other than the Class
[   ] and Class [   ] Notes, [      ], and in the case of the Class [    ] and
Class [    ] Notes, [         ].

        MERS: Mortgage Electronic Registration Systems, Inc., a Delaware Corporation, or any successor in interest thereto.

        MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

        Moody's: Moody's Investors Service, Inc., or any successor in interest.

        Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

        Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan required to be delivered to the Indenture Trustee or a Custodian pursuant to this Agreement.

        Mortgage Loan: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Indenture Trustee pursuant to Section 2.01 or Section 3.03, including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

        Mortgage Loan Sale Agreement: The agreement, dated as of [    ], for the
sale of the Mortgage Loans by Seller to the Depositor.

        Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time pursuant to Section 2.02.

        Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

        Mortgage Pool: Any of Pool 1 or Pool 2.

        Mortgage Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan.

        Mortgaged Property: Either of (x) the fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within [120] days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

        Mortgagor: The obligor on a Mortgage Note.

        Negative Amortization Note: None.

        Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed Advances, Servicing Advances, Servicing Fees and Retained Interest, if any, received and retained in connection with the liquidation of such Mortgage Loan.

        Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the sum of the Servicing Fee Rate, the Indenture Trustee Fee Rate, the Retained Interest Rate, if any, and, if applicable, any premium rate on the related Pool PMI Policy.

        Net Prepayment Interest Shortfall: With respect to each Mortgage Pool and any Payment Date, the excess, if any, of any Prepayment Interest Shortfalls with respect to the Mortgage Loans in such Mortgage Pool for such date over the sum of any amounts paid by the Servicer with respect to such shortfalls.

        Non-AP Percentage: As to any Discount Mortgage Loan, the percentage equivalent of the fraction, the numerator of which is the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is the applicable Designated Rate. As to any Non-Discount Mortgage Loan in any Mortgage Pool, 100%.

        Non-AP Pool Balance: As to each Mortgage Pool and any Payment Date, the sum of the applicable Non-AP Percentage of the Scheduled Principal Balance of each Mortgage Loan included in such Mortgage Pool.

        Non-AP Senior Note: Any Class [       ] or Class [      ] Note.

        Non-Book-Entry Note: Any Note other than a Book-Entry Note.

        Non-Discount Mortgage Loan: With respect to Pool 1, any Mortgage Loan
with a Net Mortgage Rate equal to or greater than [   ]% per annum; with respect
to Pool 2, any Mortgage Loan with a Net Mortgage Rate equal to or greater than
[   ]% per annum.

        Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage
Loan.

        Note: Any one of the notes issued pursuant to the Indenture.

        Note Account: The account maintained by the Indenture Trustee in accordance with the provisions of Section 4.04.

        Note Group: The Group 1 Notes or the Group 2 Notes, as applicable.

        Note Interest Rate: With respect to each Class of Notes, the applicable per annum rate specified or determined as set forth below:

        Class                           Note Interest Rate
        ----------                      ------------------



        Note Owner: With respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

        Note Principal Amount: With respect to any Note other than a Notional Note, at the time of determination, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Note (plus, in the case of any Negative Amortization Note, any Deferred Interest allocated thereto on previous Payment Dates, and plus, in the case of any Accrual Note, its Percentage Interest of any related Accrual Amount for each previous Payment Date), less the amount of all principal payments previously made with respect to such Note, all Realized Losses allocated to such Note, and, in the case of a Subordinate Note, any Subordinate Note Writedown Amount allocated to such Note. For purposes of Article V hereof, unless specifically provided to the contrary, Note Principal Amounts shall be determined as of the close of business of the immediately preceding Payment Date, after giving effect to all payments made on such date. Notional Notes are issued without Note Principal Amounts.

        Note Register and Note Registrar: The register maintained and the registrar appointed pursuant to the Indenture.

        Noteholder: The meaning provided in the definition of "Holder."

        Notice of Nonpayment: The notice to be delivered by the Indenture Trustee to the Class [ ] Note Insurer with respect to any Payment Date pursuant to Section 5.06(a), which shall be in the form attached to the Class [ ] Note Insurance Policy.

        Notional Amount: With respect to any Notional Note and any Payment Date, such Note's Percentage Interest of the Class Notional Amount of such Class of Notes for such Payment Date.

        Notional Component: None.

        Notional Note: Any Class [      ] or Class [      ] Note.

        Offering Document: The Prospectus.

        Officer's Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person, and in each case delivered to the Indenture Trustee.

        Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Indenture Trustee, and who may be in-house or outside counsel to the Depositor or the Servicer.

        Original Credit Support Percentage: With respect to each Class of Subordinate Notes, the Credit Support Percentage for such Class of Notes on the Closing Date.

        Original Group Subordinate Amount: As to any Mortgage Pool, the Group Subordinate Amount for such Mortgage Pool on the Closing Date.

        Original Value: The lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

        Owner Trustee: [        ], a [        ] banking corporation, and any
successor in interest, not in its individual capacity, but solely as owner trustee under the Trust Agreement.

        Paying Agent: Any paying agent appointed pursuant to the Indenture or the Trust Agreement.

        Payment Date: The [25th]day of each month, or, if such [25th]day is not
a Business Day, the next succeeding Business Day commencing in [        ].

        Percentage Interest: With respect to any Note other than a Notional Note, the Percentage Interest evidenced thereby shall equal the initial Note Principal Amount thereof divided by the initial Class Principal Amount of all Notes of the same Class. With respect to any Notional Note, the Percentage Interest evidenced thereby shall be as specified on the face thereof.

        Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        Placement Agent: ___________________.

        Pool 1: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 1.

        Pool 1 AX Loans: The Pool 1 Mortgage Loans identified on Schedule D hereto.

        Pool 1 Mortgage Loan: Any Mortgage Loan in Pool 1.

        Pool 2: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 2.

        Pool 2 AX Loans: The Pool 2 Mortgage Loans identified on Schedule E hereto.

        Pool 2 Mortgage Loan: Any Mortgage Loan in Pool 2.

        Pool PMI Policy: An insurance policy issued by a pool insurer on a pool of Mortgage Loans, including certain of the Mortgage Loans.

        Preference Amount: The meaning assigned to such term in the Class [ ]
Note Insurance Policy.

        Prepayment Interest Excess: With respect to any Principal Prepayment in full received on Mortgage Loans, from the [ ] day through the [ ] day of any month, all amounts paid in respect of interest at the applicable Net Mortgage Rate on such Principal Prepayment.

        Prepayment Interest Shortfall: With respect to any Payment Date, (x) any Principal Prepayment in full (in each case, other than any such prepayment received on the first of the month) and (y) any Principal Prepayment in full with respect to Mortgage Loans on or after the [ ] day of the month immediately preceding the month of such Payment Date, but on or before the last day of the month immediately preceding the month of such Payment Date, the difference between (i) one full month's interest at the applicable Mortgage Rate (giving effect to any applicable Relief Act Reduction), as reduced by the Servicing Fee Rate and the Retained Interest Rate, on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

        Prepayment Penalty Amounts: With respect to any Payment Date, all premiums or charges paid by the obligors under the Mortgage Notes due to Principal Prepayments collected by the Servicer during the immediately preceding Prepayment Period.

        Prepayment Period: With respect to any Payment Date, any Principal Prepayment in part and any Principal Prepayment in full (including any liquidation), the period from the [second] day of the month immediately preceding the month of such Payment Date to the [first] day of the month of such Payment Date.

        Primary Mortgage Insurance Policy: Mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

        Principal Amount Schedules: Not applicable.

        Principal Only Note: Any Class [    ] or Class [    ] Note.

        Principal Prepayment: Any Mortgagor payment of principal (other than a Balloon Payment) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or the Servicing Agreement.

        Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

        Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

        Prospectus: The prospectus supplement dated [      ], together with the
accompanying prospectus dated [         ] relating to the Notes.

        Purchase Price: With respect to the repurchase of a Mortgage Loan pursuant to this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date immediately preceding the related Payment Date and (c) any unreimbursed Servicing Advances with respect to such Mortgage Loan. The Class [ ] Note Insurer shall be reimbursed from the Purchase Price for any unpaid Reimbursement Amount due to the Class [ ] Note Insurer with respect to such repurchased Mortgage Loan. The Servicer (or the Indenture Trustee, if applicable) shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made with respect to such Mortgage Loan that are reimbursable to the Servicer under this Agreement or the Servicing Agreement, as well as any unreimbursed Servicing Advances and accrued and unpaid Servicing Fees.

        Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account, the Note Account or the Certificate Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

        (a) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

        (b) provide that the Indenture Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

        (c) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Notes (which in the case of the Class [ ] Notes is determined
without regard to the Class [   ] Note Insurance Policy), the Indenture Trustee
shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Indenture Trustee;

        (d) provide that the Indenture Trustee's interest therein shall be transferable to any successor indenture trustee hereunder; and

        (e) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account, the Note Account or the Certificate Account, as the case may be, not later than the Business Day prior to any Payment Date.

        Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the rating of the Notes (which in the case of the Class [ ] Notes is determined without regard to the Class [ ] Note Insurance Policy).

        Qualifying Substitute Mortgage Loan: In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan that, on the date of substitution, (i) has a Scheduled Principal Balance (together with that of any other mortgage loan substituted for the same Deleted Mortgage Loan) as of the Due Date in the month in which such substitution occurs not in excess of the Scheduled Principal Balance of the related Deleted Mortgage Loan, PROVIDED, HOWEVER, that, to the extent that the Scheduled Principal Balance of such Mortgage Loan is less than the Scheduled Principal Balance of the related Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the applicable Mortgage Rate net of the Servicing Fee from the date as to which interest was last paid through the end of the Due Period in which such substitution occurs, shall be paid by the party effecting such substitution to the Indenture Trustee for deposit into the Note Account and the Certificate Account, and shall be treated as a Principal Prepayment hereunder;
(ii) has a Net Mortgage Rate not lower than the Net Mortgage Rate of the related Deleted Mortgage Loan; (iii) has a remaining stated term to maturity not longer than, and not more than one year shorter than, the remaining term to stated maturity of the related Deleted Mortgage Loan; (iv) (A) has a Loan-to-Value
Ratio as of the date of such substitution of not greater than [    ]%, PROVIDED,
HOWEVER, that if the related Deleted

Mortgage Loan has a Loan-to-Value Ratio of greater than [    ]%, then the
Loan-to-Value Ratio of such substitute Mortgage Loan may be greater than [    ]%
but shall not be greater than the Loan-to-Value Ratio of the related Deleted Mortgage Loan and (B) the addition of such substitute Mortgage Loan does not increase the weighted average Loan-to-Value Ratio of the related Mortgage Pool
by more than [    ]%; (v) will comply with all of the representations and
warranties relating to Mortgage Loans set forth herein, as of the date as of which such substitution occurs; (vi) is not a Cooperative Loan unless the related Deleted Mortgage Loan was a Cooperative Loan; (vii) if applicable, has the same index as and a margin not less than that of the related Deleted Mortgage Loan; (viii) has not been delinquent for a period of more than 30 days more than once in the twelve months immediately preceding such date of substitution; (ix) is covered by a Primary Mortgage Insurance Policy if the related Deleted Mortgage Loan is so covered, and the Loan-to-Value Ratio of such
Mortgage Loan is greater than [   ]%; and (x) has a Credit Score not greater
than [   ] points lower than the Credit Score of the related Deleted Mortgage
Loan, PROVIDED, HOWEVER, that if the Deleted Mortgage Loan does not have a Credit Score, then such substitute Mortgage Loan shall have a Credit Score equal
to or greater than [   ]. In the event that either one mortgage loan is
substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (a) the Scheduled Principal Balance referred to in clause (i) above shall be determined such that the aggregate Scheduled Principal Balance of all such substitute Mortgage Loans shall not exceed the aggregate Scheduled Principal Balance of all Deleted Mortgage Loans and (b) each of (1) the rate referred to in clause (ii) above, (2) the remaining term to stated maturity referred to in clause (iii) above, (3) the Loan-to-Value Ratio referred to in clause (iv) above and (4) the Credit Score referred to in clause (x) above shall be determined on a weighted average basis, provided that the final scheduled maturity date of any Qualifying Substitute Mortgage Loan shall not exceed the Maturity Date of any Class of Notes. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify such qualification in writing to the Indenture Trustee.

        Rating Agency: Each of [DCR and Moody's].

        Realized Loss: (a) with respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, plus (ii) interest at the applicable Net Mortgage Rate from the date as to which interest was last paid up to the last day of the month of such liquidation, minus (iii) Liquidation Proceeds received, net of amounts that are reimbursable to the Servicer with respect to such Mortgage Loan (other than Advances of principal and interest) including expenses of liquidation and (b) with respect to each Mortgage Loan that has become the subject of a Deficient Valuation, the difference between the unpaid principal balance of such Mortgage Loan immediately prior to such Deficient Valuation and the unpaid principal balance of such Mortgage Loan as reduced by the Deficient Valuation. In determining whether a Realized Loss on a Liquidated Mortgage Loan is a Realized Loss of interest or principal, Liquidation Proceeds shall be allocated, first, to payment of expenses related to such Liquidated Mortgage Loan, then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage Loan.

        Recognition Agreement: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

        Record Date: With respect to any Payment Date and each Class of Notes other than any LIBOR Notes, the close of business on the last Business Day of the month immediately preceding the month in which such Payment Date occurs; with respect to any Payment Date and any LIBOR Notes, the day immediately preceding the related Payment Date.

        Redemption Note: Any Class [    ] Note.

        Reference Banks: As defined in Section 4.05.

        Reimbursement Amount: As defined in Section 5.02.

        Relevant UCC: The Uniform Commercial Code as in effect in the applicable jurisdiction.

        Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than interest accrued thereon for the applicable one-month period at the Mortgage Rate without giving effect to such reduction.

        Remittance Date: The day in each month on which the Servicer is required to remit payments to the account maintained by the Indenture Trustee, as specified in the Servicing Agreement, which is the [ ] day of each month (or if
such [      ] day is not a Business Day, the next succeeding Business Day).

        REO Property: A Mortgaged Property acquired by the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

        Reserve Interest Rate: As defined in Section 4.05.

        Responsible Officer: When used with respect to the Indenture Trustee, any Vice President, Assistant Vice President, the Secretary, any assistant secretary, the Treasurer, or any assistant treasurer, working in its corporate trust department and having direct responsibility for the administration of this Agreement.

        Retained Interest: Interest in respect of each Pool 1 Mortgage Loan other than the Pool 1AX Loans and each Pool 2 Mortgage Loan other than the Pool 2AX Loans, retained in each case by the Retained Interest Holder at the Retained Interest Rate.

        Retained Interest Holder: The Depositor or any successor in interest by assignment or otherwise.

        Retained Interest Rate: With respect to each Pool 1 Mortgage Loan other than the Pool 1AX Loans and each Pool 2 Mortgage Loan other than the Pool 2AX Loans, the excess of the Mortgage Rate of such Mortgage Loan over the applicable Trust Rate.

        Rounding Account: The Class [  ] Rounding Account.

        S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

        Scheduled Amount: Not applicable.

        Scheduled Component: None.

        Scheduled Note: None.

        Scheduled Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence. In the case of any bi-weekly payment Mortgage Loan, all payments due on such Mortgage Loan during any Due Period shall be deemed collectively to constitute the Scheduled Payment due on such Mortgage Loan in such Due Period.

        Scheduled Principal Amount: As to any Payment Date, an amount equal to the amount described in the definition of Senior Principal Payment Amount.

        Scheduled Principal Balance: With respect to (i) any Mortgage Loan as of any Payment Date, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date, after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut-off Date and on or before the Due Date in the related Due Period, whether or not received from the Mortgagor or advanced by the Servicer, and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Net Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the applicable Prepayment Period) and (ii) any REO Property as of any Payment Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Trust (reduced by any amount applied as a reduction of principal on the Mortgage Loan). With respect to any Mortgage Loan and the Cut-off Date, as specified in the Mortgage Loan Schedule.

        Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

        Security Entitlement: The meaning specified in Section 8-102(a)(17) of the UCC.

        Security: Any Note or Certificate.

        Securityholder or Holder: The Person in whose name a Security is registered in the Note Register or the Certificate Register, as applicable.

        Seller: [               ], or any successor in interest.

        Senior Note: Any Class [   ] Note.

        Senior Percentage: With respect to each Mortgage Pool and any Payment Date, the percentage equivalent of the fraction, the numerator of which is the
aggregate of the Note Principal Amounts of the Class [   ] and Class [   ] Notes
immediately prior to such Payment Date and the denominator of which is the related Non-AP Pool Balance for the immediately preceding Payment Date.

        Senior Prepayment Percentage:

        Senior Principal Payment Amount:

        Servicer: The Servicer that has entered into the Servicing Agreement attached as Exhibit D hereto, or any successors in interest. Initially, the
Servicer is [           ].

        Servicing Advances: Expenditures incurred by the Servicer in connection with the liquidation or foreclosure of a Mortgage Loan which are eligible for reimbursement under the Servicing Agreement.

        Servicing Agreement: The Servicing Agreement between [         ] and the
Seller, dated as of [           ], attached hereto in Exhibit D, and any other
servicing agreement entered into between a successor servicer and the Seller or the Indenture Trustee pursuant to the terms hereof.

        Servicing Fee: The Servicing Fee specified in the Servicing Agreement (which shall include any Prepayment Interest Excess).

        Servicing Fee Rate: The rate specified in the Servicing Agreement.

        Special Hazard Loss: Not applicable.

        Special Hazard Loss Limit: Not applicable.

        Subordinate Note: Any Class B Note.

        Subordinate Class Percentage: With respect to any Payment Date and any Class of Subordinate Notes, the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Payment Date by the aggregate Note Principal Amount of all Subordinate Notes immediately prior to such Payment Date.

        Subordinate Note Writedown Amount: As to any Payment Date, the amount by which (i) the sum of the Class Principal Amounts of all the Notes (after giving effect to the payment of principal and the application of Realized Losses in reduction of the Note Principal Amounts of the Notes on such Payment Date) exceeds (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans for such Payment Date.

        Subordinate Percentage: With respect to each Mortgage Pool and any Payment Date, the difference between 100% and the related Senior Percentage for such Payment Date.

        Subordinate Prepayment Percentage: With respect to each Mortgage Pool and any Payment Date, the difference between 100% and the related Senior Prepayment Percentage for such Payment Date.

        Subordinate Principal Payment Amount:

        TAC Amount: Not applicable.

        TAC Component: None.

        TAC Note: None.

        Termination Price: As defined in Section 7.01 hereof.

        Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

        Transfer Agreement: As defined in the Mortgage Loan Sale Agreement.

        Transferor: Each seller of Mortgage Loans to the Seller pursuant to a Transfer Agreement.

        Trust Agreement: The Deposit Trust Agreement dated as of [         ],
between the Depositor and the Owner Trustee.

        Trust Estate: The corpus of the trust created pursuant to this Agreement, consisting of the Mortgage Loans (other than any Retained Interest), the assignment of the Depositor's rights under the Mortgage Loan Sale Agreement (other than any Retained Interest), such amounts as shall from time to time be held in the Collection Account, the Note Account, the Certificate Account, any
Escrow Account, the Insurance Policies, any REO Property, [the Class [    ] Note
Insurance Policy], the Class [    ] Reserve Fund, the Class [        ] Rounding
Account, the Class [   ] Policy Payments Account and the other items referred to
in, and conveyed to the Trust under, Section 2.01(a).

        Trust Rate: With respect to Pool 1 and each Pool 1 Mortgage Loan, the
sum of (i) [    ]%, (ii) the Servicing Fee Rate, (iii) the Indenture Trustee Fee
Rate and (iv) the premium rate on the related Pool PMI Policy, if applicable;
with respect to Pool 2 and each Pool 2 Mortgage Loan, the sum of (i) [     ]%,
(ii) the Servicing Fee Rate and (iii) the Indenture Trustee Fee Rate.

        UCC: The Uniform Commercial Code as adopted in the State of New York.

        Undercollateralization Payment: As defined in Section 5.02.

        Undercollateralized Group: With respect to any Payment Date, the Non-AP Senior Notes of any Note Group as to which the aggregate Note Principal Amount thereof, after giving effect to payments pursuant to Sections 5.02 on such date is greater than the Non-AP Pool Balance of the related Mortgage Pool for such Payment Date.

        Unscheduled Principal Amount: As to any Payment Date, the sum of the amounts described in the definition of Senior Principal Payment Amount.

        Voting Interests: The portion of the voting rights of all the Notes that is allocated to any Note for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, [99]% of all Voting Interests shall be allocated to the Notes other than the Notional Notes and [1]% of all Voting Interests shall be allocated to the Notional Notes. Voting Interests allocated to the Notional Notes shall be allocated among the Classes of such Notes (and among the Notes of each such Class) in proportion to their Class Notional Amounts (or Notional Amounts). Voting Interests shall be allocated among the other Classes of Notes (and among the Notes of each such Class) in proportion to their Class Principal Amounts (or Note Principal Amounts); PROVIDED, HOWEVER, that on and after the date, if any, on which the Class [ ] Note Insurer has paid a claim under the Class [ ] Note Insurance Policy in respect of the Class [ ] Notes, the Class [ ] Note Insurer shall be entitled to exercise all consent, voting and related rights of such class.

        Section 1.02. Calculations Respecting Mortgage Loans.

        Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Estate shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Indenture Trustee as supplied to the Indenture Trustee by the Servicer. The Indenture Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Servicer.

                                   ARTICLE II
                       CONVEYANCE OF MORTGAGE LOAN GROUPS

        Section 2.01. Conveyance of Mortgage Loan Groups.

        (a) As of the Closing Date, in consideration of the Issuer's delivery of the Notes and the Certificate to the Depositor or its designee, and concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trust, without recourse, subject to Sections 2.02, 2.03, 3.02 and 3.03, in trust, all the right, title and interest of the Depositor in and to the Mortgage Loans. Such conveyance includes, without limitation, the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date other than, with respect to the Mortgage Loans, (i) any amounts representing Retained Interest and (ii) payments of principal and interest due on or before such date, and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date, together with all of the Depositor's right, title and interest in and to the Collection Account and all amounts from time to time credited to and the proceeds of the Collection Account, the Note Account, the Certificate Account and all amounts from time to time credited to and the proceeds of the Note Account, the Certificate Account, any Escrow Account and all amounts from time to time credited to and the proceeds of any such Escrow Account, any REO Property and the proceeds thereof, the Depositor's rights under any Insurance Policies related to the Mortgage Loans, and the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral, and any proceeds of the foregoing, to have and to hold, in trust; and the Indenture Trustee declares that, subject to the review provided for in
Section 2.02, it has received and shall hold the Trust Estate, as indenture trustee, in trust, for the benefit and use of the Holders of the Securities and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, the Issuer has issued and delivered the Securities to or upon the order of the Depositor, in exchange for
the Trust Estate. [In addition, the Depositor has caused the Class [   ] Note
Insurer to deliver the Class [   ] Note Insurance Policy for the benefit of the
Class [   ] Noteholders and has made an initial deposit to the Class [ ] Reserve
Fund of $[       ]].

        Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trust all of its rights and interest under the Mortgage Loan Sale Agreement (other than any right to receive Retained Interest), including all rights of the Seller under the Servicing Agreements to the extent assigned under the Mortgage Loan Sale Agreement, and delegates its obligations thereunder. Upon the issuance of the Securities, ownership in the Trust Estate shall be vested in the Issuer, subject to the lien created by the Indenture in favor of the Indenture Trustee, for the benefit of the Noteholders. The Issuer hereby accepts such assignment and delegation, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Sale Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Indenture Trustee of any obligation of the Depositor, the Seller, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

        (b) In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Indenture Trustee, and/or any custodian acting on the Indenture Trustee's behalf, if applicable, the following documents or instruments with respect to each Mortgage Loan (each a "Mortgage File") so transferred and assigned:

                (i) with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of the Indenture Trustee, or in blank (in each case, with all necessary intervening endorsements as applicable);

                (ii) the original of any guarantee executed in connection with the Mortgage Note, assigned to the Indenture Trustee;

                (iii) with respect to each Mortgage Loan other than a Cooperative Loan, the original recorded Mortgage with evidence of recording indicated thereon. If, in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Indenture Trustee (or its custodian), in the case of a delay due to recording, a true copy of such Mortgage, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such Mortgage delivered to the Indenture Trustee (or its custodian) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel acceptable to the Indenture Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Indenture Trustee's interest in the Mortgage Loan;

                (iv) The original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Indenture Trustee (or its custodian) is a true copy and that the original of such agreement has been forwarded to the public recording office;

                (v) with respect to each Non-MERS Mortgage Loan other than a Cooperative Loan, the original Assignment of Mortgage for each Mortgage Loan;

                (vi) If applicable, such original intervening assignments of the Mortgage, notice of transfer or equivalent instrument (each, an "Intervening Assignment"), as may be necessary to show a complete chain of assignment from the originator, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel acceptable to the Indenture Trustee that such original Intervening Assignment is not required to enforce the Indenture Trustee's interest in the Mortgage Loans;

                (vii) the original Primary Mortgage Insurance Policy or certificate, if private mortgage guaranty insurance is required;

                (viii) with respect to each Mortgage Loan other than a Cooperative Loan, the original mortgagee title insurance policy or attorney's opinion of title and abstract of title;

                (ix) the original of any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage or as to any security agreement, chattel mortgage or their equivalent that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Indenture

        Trustee (or its custodian) is a true copy and that the original of such document has been forwarded to the public recording office;

                (x) with respect to any Cooperative Loan, the Cooperative Loan Documents; and

                (xi) in connection with any pledge of Additional Collateral, the original additional collateral pledge and security agreement executed in connection therewith, assigned to the Indenture Trustee.

        The parties hereto acknowledge and agree that the form of endorsement attached hereto as Exhibit B is intended to effect the transfer to the Indenture Trustee, for the benefit of the Noteholders, of the Mortgage Notes and the Mortgages.

        (c) (i) Assignments of Mortgage with respect to each Non-MERS Mortgage Loan other than a Cooperative Loan shall be recorded; PROVIDED, HOWEVER, that such Assignments need not be recorded if, in the Opinion of Counsel (which must be Independent counsel) acceptable to the Indenture Trustee and the Rating Agencies, recording in such states is not required to protect the Indenture Trustee's interest in the related Non-MERS Mortgage Loans. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than [3] months thereafter except to the extent delays are caused by the applicable recording office), the Indenture Trustee, at the expense of the Depositor and with the cooperation of the Servicer, shall cause to be properly recorded by the Servicer in each public recording office where the related Mortgages are recorded each Assignment of Mortgage referred to in subsection
(b)(v) above with respect to a Non-MERS Mortgage Loan. With respect to each Cooperative Loan, the Indenture Trustee, at the expense of the Depositor and with the cooperation of the Servicer, shall cause to be taken such actions as are necessary under applicable law in order to perfect the interest of the Indenture Trustee in the related Mortgaged Property.

                (ii) With respect to each MERS Mortgage Loan, the Indenture Trustee, at the expense of the Depositor and at the direction and with the cooperation of the Servicer, shall cause to be taken such actions as are necessary to cause the Indenture Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

        (d) In instances where a Title Insurance Policy is required to be delivered to the Indenture Trustee, or to the applicable Custodian on behalf of the Indenture Trustee, under clause (b)(viii) above and is not so delivered, the Depositor will provide a copy of such Title Insurance Policy to the Indenture Trustee, or to the applicable Custodian on behalf of the Indenture Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within [180] days of the Closing Date.

        (e) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Indenture Trustee, or to the applicable Custodian on behalf of the Indenture Trustee, an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to Section 4.01 have been so deposited. All original documents that are not delivered to the Indenture Trustee shall be held by the Servicer in trust for the benefit of the Indenture Trustee and the Noteholders.

        Section 2.02. Acceptance of Trust Estate by Indenture Trustee: Review of Documentation for Trust Estate.

        (a) The Indenture Trustee, by execution and delivery hereof, acknowledges receipt of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Indenture Trustee, or by the applicable Custodian on behalf of the Indenture Trustee, under this Section 2.02. The Indenture Trustee, or the applicable Custodian on behalf of the Indenture Trustee, will execute and deliver to the Depositor on the Closing Date an Initial Certification in the form annexed hereto as Exhibit A-1 (or in the form annexed to the applicable Custodial Agreement as Exhibit A-1, as applicable).

        (b) Within [45] days after the Closing Date, the applicable Custodian will, on behalf of the Indenture Trustee and for the benefit of Holders of the Notes, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Depositor an Interim Certification in the form annexed hereto as Exhibit A-2 (or in the form annexed to the applicable Custodial Agreement as Exhibit A-2, as applicable) to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Indenture Trustee, or the applicable Custodian on behalf of the Indenture Trustee, shall make sure that the documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Indenture Trustee nor any Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

        (c) If in the course of the review described in paragraph (b) above the Indenture Trustee or the applicable Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a "Material Defect"), the Indenture Trustee, or the applicable Custodian on behalf of the Indenture Trustee, shall promptly identify the Mortgage Loan to which such Material Defect relates in the Interim Certificate delivered to the Depositor (and to the Indenture Trustee). Within [90] days of its receipt of such notice, the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Indenture Trustee with an Officer's Certificate confirming that such cure has been effected). If the Depositor does not so cure such Material Defect, it shall, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Estate, constitute a Realized Loss, and such loss is attributable to the failure of the Depositor to cure such Material Defect, repurchase the related Mortgage Loan from the Trust Estate at the Purchase Price. A loss shall be deemed to be attributable to the failure of the Depositor to cure a Material Defect if, as determined by the Depositor, upon mutual agreement acting in good faith, absent such Material Defect, such loss would not have been incurred. The Depositor may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 3.03. The failure of the Indenture Trustee or the applicable Custodian to give the notice contemplated herein within [45] days after the Closing Date shall not affect or relieve the Depositor of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Estate.

        (d) Within [180] days following the Closing Date, the Indenture Trustee, or the applicable Custodian, shall deliver to the Depositor a Final Certification substantially in the form annexed hereto as Exhibit A-3 (or in the form annexed to the applicable Custodial Agreement as Exhibit A-3, as applicable) evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

        (e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Estate, the Indenture Trustee, the Noteholders or the Class [ ] Note Insurer of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

        (f) Each of the parties hereto acknowledges that the Custodian shall perform the applicable review of the Mortgage Loans and respective certifications thereof as provided in this Section 2.02.

        Section 2.03. Release of Mortgage Files.

        Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Securityholders on the next Payment Date, the Servicer will notify the Indenture Trustee (or the applicable Custodian) by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Servicer pursuant to Section 4.01 have been or will be so deposited) of a Servicing Officer and shall request the Indenture Trustee or the applicable Custodian, to deliver to the Servicer the related Mortgage File. Upon receipt of such certification and request, the Indenture Trustee or the applicable Custodian (with the consent, and at the direction of the Indenture Trustee), shall promptly release the related Mortgage File to the Servicer and the Indenture Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized, to the extent permitted under the Servicing Agreement, to give, as agent for the Indenture Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

        From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with Accepted Servicing Practices and the Servicing Agreement, the Indenture Trustee shall execute such documents as shall be prepared and furnished to the Indenture Trustee by the Servicer (in form reasonably acceptable to the Indenture Trustee) and as are necessary to the prosecution of any such proceedings. The Indenture Trustee or the Custodian, shall, upon request of the Servicer, and delivery to the Trustee or the applicable Custodian, of a trust receipt signed by a Servicing Officer substantially in the form of Exhibit C hereto, release the related Mortgage File held in its possession or control to the Servicer. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Indenture Trustee or Custodian, as applicable, when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that herein above specified, the trust receipt shall be released by the Indenture Trustee or the Custodian, as applicable, to the Servicer.

        Section 2.04. Grant Clause.

        It is intended that the conveyance of the Depositor's right, title and interest in and to property constituting the Trust Estate pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Indenture Trustee for the benefit of the Holders of the Securities and the Class [ ] Note Insurer a first priority security interest in all of the Depositor's right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Estate and all proceeds of any and all property constituting the Trust Estate to secure payment of the Securities; and (3) this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be in respect of a loan and this Agreement terminates prior to the satisfaction of the claims of any Person holding any Security, the security interest created hereby shall continue in full force and effect and the Indenture Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.

        Section 3.01. Representations and Warranties of the Depositor.

        (a) The Depositor hereby represents and warrants to the Indenture Trustee, for the benefit of Securityholders, [and to the Class [ ] Note Insurer] as of the Closing Date or such other date as is specified, that:

                (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

                (ii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

                (iii) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

                (iv) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Issuer, the Indenture Trustee and the Administrator, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

                (v) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement;

                (vi) immediately prior to the transfer and assignment of the Mortgage Loans to the Trust, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Indenture Trustee free and clear, subject only to
        (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender's Title Insurance Policy or attorney's opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

        (b) The representations and warranties of each Transferor with respect to the related Mortgage Loans in the applicable Transfer Agreement, which have been assigned to the Trust hereunder, were made as of the date specified in the applicable Transfer Agreement (or underlying agreement, if such Transfer Agreement is in the form of an assignment of a prior agreement). To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the applicable Transferor under the applicable Transfer Agreement and (ii) a representation or warranty of the Seller under the Mortgage Loan Sale Agreement, the only right or remedy of the Indenture Trustee or of any Noteholder shall be the Indenture Trustee's right to enforce the obligations of the applicable Transferor under any applicable representation or warranty made by it. The Indenture Trustee acknowledges that the representations and warranties of the Seller in Section 1.04(b) of the Mortgage Loan Sale Agreement are applicable only to facts or conditions that arise or events that occur subsequent to the date as of which the representations and warranties with respect to the related Mortgage Loans in the Transfer Agreements were made, and which do not constitute a breach of any representation or warranty made by the applicable Transferor in the applicable Transfer Agreement. The Indenture Trustee acknowledges that the Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the applicable Transferor in the applicable Transfer Agreement, without regard to whether such Transferor fulfills its contractual obligations in respect of such representation or warranty. The Indenture Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 3.01(a)(vi)) under any circumstances.

        Section 3.02. Discovery of Breach.

        It is understood and agreed that the representations and warranties (i) set forth in Section 3.01, (ii) of the Seller set forth in the Mortgage Loan Sale Agreement and assigned to the Indenture Trustee by the Depositor hereunder and (iii) of each Transferor, assigned by the Seller to the Depositor pursuant to the Mortgage Loan Sale Agreement and assigned to the Trust by the Depositor hereunder shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trust and shall continue throughout the term of this Agreement. Upon discovery by the Depositor, the Issuer, the Administrator or the Indenture Trustee or the Class [ ] Note Insurer of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. Within [90] days of the discovery of a breach of any representation or warranty given to the Indenture Trustee and the Class [ ] Note Insurer by the Depositor or given by the Seller and assigned to the Trust, the Depositor or the Seller, as applicable, shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Indenture Trustee at the Purchase Price or (c) substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of any Transferor assigned to the Indenture Trustee, the Indenture Trustee may enforce its rights under the applicable Transfer Agreement for the benefit of the Securityholders.

        Section 3.03. Repurchase, Purchase or Substitution of Mortgage Loans.

        (a) With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Agreement, by the Seller pursuant to the Mortgage Loan Sale Agreement or by any Transferor pursuant to the applicable Transfer Agreement, the principal portion of the funds received by the Indenture Trustee in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited in the Collection Account. The Indenture Trustee, upon receipt of the full amount of the Purchase Price for a Deleted Mortgage Loan, or upon receipt of the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), shall release or cause to be released and reassign to the Depositor, the Seller or the applicable Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Indenture Trustee (or its custodian), and the Indenture Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

        (b) With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Indenture Trustee (or its custodian) pursuant to the terms of this Article III in exchange for a Deleted Mortgage Loan: (i) the Depositor, the applicable Transferor or the Seller, as applicable, must deliver to the Indenture Trustee (or its custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01(a); and (ii) the Depositor will be deemed to have made, with respect to such Qualified Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Indenture Trustee, at the expense of the Depositor and at the direction and with the cooperation of the Servicer, shall (i) with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by the Servicer if required pursuant to
Section 2.01(c)(i), or (ii) with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Indenture Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to
Section 2.01(c)(ii).

                                   ARTICLE IV
                           ADMINISTRATION OF THE TRUST

        Section 4.01. Collection Account.

        (a) Pursuant to the Servicing Agreement, on the Closing Date, the Servicer shall open and shall thereafter maintain an account held in trust (the
"Collection Account"), entitled "[      ], as Servicer, in trust for the benefit
of the Holders of Aegis Asset Backed Securities Corporation [    ] Trust [    ],
Series [     ]." The Collection Account shall relate solely to the Securities issued by the Issuer, and funds in such Collection Account shall not be commingled with any other monies.

        (b) The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Servicer shall establish a new Collection Account that is an Eligible Account within [30] days and transfer all funds on deposit in such existing Collection Account into such new Collection Account.

        (c) On each Deposit Date, the Servicer shall deposit the entire amount on deposit in the Collection Account (subject to permitted withdrawals set forth in Section 4.02), excluding such amounts not included in the Available Payment Amount for such Payment Date pursuant to clauses (a) through (g) of paragraph
(i) of the definition thereof, into the Note Account and the Certificate
Account.

        (d) Pursuant to the Servicing Agreement, the Servicer shall deposit or cause to be deposited into the Collection Account, no later than the Business Day following the Closing Date, any amounts representing Scheduled Payments on the Mortgage Loans due after the Cut-off Date and received by the Servicer on or before the Closing Date. Thereafter, the Servicer shall deposit or cause to be deposited in the Collection Account on the applicable Remittance Date the following amounts received or payments made by it (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-Off
Date):

                (i) all payments on account of principal, including Principal Prepayments and late collections, on the Mortgage Loans;

                (ii) all payments on account of interest on the Mortgage Loans (other than payments due prior to the Cut-off Date), net of the premium rate on any related Pool PMI Policy, if any and the Servicing Fee with respect to each such Mortgage Loan, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.03;

                (iii) any unscheduled payment or other recovery with respect to a Mortgage Loan not otherwise specified in this paragraph (d), including all Net Liquidation Proceeds with respect to the Mortgage Loans and REO Property, and all amounts received in connection with the operation of any REO Property, net of any unpaid Servicing Fees with respect to such Mortgage Loans, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.03; provided that if the Servicer is also the Retained Interest Holder with respect to any Mortgage Loan, payments on account of interest on the Mortgage Loans as to which the Servicer is the Retained Interest Holder may also be made net of the Retained Interest with respect to each such Mortgage Loan.

                (iv)    all Insurance Proceeds;

                (v) all Advances made by the Servicer pursuant to the Servicing Agreement; and

                (vi) all proceeds of any Mortgage Loan purchased by any Person.

        (e) Funds in the Collection Account may be invested in Eligible Investments (selected by and at the written direction of the Servicer) which shall mature not later than the earlier of (a) the Deposit Date (except that if such Eligible Investment is an obligation of the Indenture Trustee or the Paying Agent, if other than the Indenture Trustee, and such Collection Account is maintained with the Indenture Trustee or the Paying Agent, if other than the Indenture Trustee, then such Eligible Investment shall mature not later than such applicable Payment Date) or (b) the day on which the funds in such Collection Account are required to be remitted to the Indenture Trustee for deposit into the Note Account and the Certificate Account, and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Servicer (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time, subject to Section 5.04, and shall not be part of the Trust Estate. The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges or assumption fees need not be deposited by the Servicer in the Collection Account and may be retained by the Servicer as additional servicing compensation. If the Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account. In the event the Servicer does not provide written direction to the Indenture Trustee pursuant to this Section, all funds on deposit in the Collection Account shall remain uninvested.

        Section 4.02. Application of Funds in the Collection Account.

        The Servicer may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

                (i) to reimburse itself for Advances made by it pursuant to the Servicing Agreement; PROVIDED, HOWEVER, that such reimbursement shall be limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Servicer's right thereto shall be prior to the rights of the Securityholders;

                (ii) to reimburse itself for any Servicing Advances made by it that it determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Servicing Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, it being understood, in the case of any such reimbursement, that the Servicer's right thereto shall be prior to the rights of the Securityholders;

                (iii) to reimburse itself from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to the Servicing Agreement in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the Servicing Fee for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that the Servicer's right thereto shall be prior to the rights of the Securityholders;

                (iv) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the Servicing Agreement;

                (v) to pay to the applicable Person, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been repurchased by such Person pursuant to this Agreement, all amounts received thereon and not distributed on the date on which the related repurchase was effected;

                (vi) subject to Section 5.03, to pay to itself income earned on the investment of funds deposited in the Collection Account;

                (vii) to make payments to the Indenture Trustee for deposit into the Note Account and the Certificate Account in the amounts and in the manner provided for in Section 4.04;

                (viii) to make payments of the Retained Interest to the Retained Interest Holder on each Payment Date (other than any Retained Interest not deposited into the Collection Account in accordance with
        Section 4.01(d)(iii));

                (ix) to make payment to itself and others pursuant to any provision of this Agreement;

                (x) to withdraw funds deposited in error in the Collection Account;

                (xi) to clear and terminate any Collection Account pursuant to Section 7.02;

                (xii) to reimburse itself for such amounts as are due thereto under the Servicing Agreement and have not been retained by or paid to the Servicer to the extent provided in such Servicing Agreement.

        Pursuant to the Servicing Agreement, the Servicer shall be entitled to retain as additional servicing compensation any Prepayment Penalty Amounts or Prepayment Interest Excess.

        In connection with withdrawals pursuant to subclauses (i), (iii), (iv) and (vi) above, the Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. Pursuant to the Servicing Agreement, the Servicer shall keep and maintain a separate accounting for each Mortgage Loan it services for the purpose of justifying any withdrawal from the Collection Account pursuant to such subclause (i), (iii), (iv) and (vi).

        Section 4.03. Reports to Securityholders.

        (a) On each Payment Date, the Indenture Trustee shall deliver or cause to be delivered by first class mail to each Securityholder and the Class
[   ] Note Insurer a written report setting forth the following information, by
Mortgage Pool and Note Group (on the basis of Mortgage Loan level information obtained from the Servicer):

                (i) the aggregate amount of the payment to be made on such Payment Date to the Holders of each Class of Notes, other than any Class of Notional Notes, and in respect of each Component, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal in each Mortgage Pool;

                (ii) the aggregate amount of the payment to be made on such Payment Date to the Holders of each Class of Notes, other than any Class of Principal Only Notes, allocable to interest on the Mortgage Loans, including any Accrual Amount added to the Class Principal Amount of any Class of Accrual Notes;

                (iii) the amount, if any, of any distribution to the Holders of a Residual Interest Certificate;

                (iv) (A) the aggregate amount of any Advances required to be made by or on behalf of the Servicer (or the Indenture Trustee) with respect to such Payment Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds
        (B) above;

                (v) the Aggregate Principal Balance of the Mortgage Loans and the Non-AP Pool Balance of each Mortgage Pool for such Payment Date, after giving effect to payments allocated to principal reported under clause (i) above;

                (vi) the Class Principal Amount (or Class Notional Amount) of each Class of Notes, to the extent applicable and the Notional Component Amount of each Component, as of such Payment Date after giving effect to payments allocated to principal reported under clause (i) above (and to the addition of any Accrual Amount in the case of any Class of Accrual Notes).

                (vii) any Realized Losses realized with respect to each of Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date, stating the aggregate amount of such Realized Losses;

                (viii) the amount of the Servicing Fees and Indenture Trustee Fee paid during the Due Period to which such payment relates;

                (ix) the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Indenture Trustee by the Servicer,
        (a) remaining outstanding, (b) delinquent one month, (c) delinquent two months, (d) delinquent three or more months, and (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;

                (x) the deemed principal balance of each REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;

                (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the principal balance of such Mortgage Loan and the number of such Mortgage Loans as of the close of business on the Payment Date in such preceding month;

                (xii) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan, and of each Qualifying Substitute Mortgage Loan;

                (xiii) the aggregate outstanding Interest Shortfalls and Net Prepayment Interest Shortfalls, if any, for each Class of Notes, after giving effect to the payment made on such Payment Date;

                (xiv) the Note Interest Rate applicable to such Payment Date with respect to each Class of Notes;

                (xv) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Securityholders would have received if there were sufficient available amounts in the Note Account and the Certificate Account and the amounts actually distributed);

                (xvi) any other "loan-level" information for any Mortgage Loans that are delinquent three or more months and any REO Property held by the Trust that is reported by the Servicer to the Indenture Trustee;

                (xvii)  any Insured Payments made in respect of Class [   ]
        Guaranteed Payments paid under the Class [  ] Note Insurance Policy; and

                (xviii) any amounts withdrawn from the Class [   ] Reserve Fund
        pursuant to Section 4.06 for that Payment Date.

        In the case of information furnished pursuant to subclauses (i), (ii) and (viii) above, the amounts shall be expressed as a dollar amount per $1,000 of original principal amount of Notes.

        The foregoing information and reports shall be prepared and determined by the Indenture Trustee based solely on Mortgage Loan data provided to the Indenture Trustee by the Servicer no later than [four] Business Days prior to the Payment Date.

        On each Payment Date, the Indenture Trustee shall also deliver or cause to be delivered by first class mail to the Depositor a copy of the
above-described written report, to the following address: [        ], Attention:
[         ], or to such other address as the Depositor may designate.

        (b) Upon the reasonable advance written request of any Noteholder that is a savings and loan, bank or insurance company, the Indenture Trustee will be promptly forward such request to the Servicer (to the extent required under the Servicing Agreement) and shall use reasonable efforts to obtain such information and documentation from the Servicer, and provide to such Noteholder such reports and access to information and documentation regarding the Mortgage Loans as such Noteholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to investment in the Notes; PROVIDED, HOWEVER, that the Servicer shall be entitled to be reimbursed by the Indenture Trustee for the Servicer's actual expenses incurred in providing such reports and access.

        (c) Within [90] days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Indenture Trustee shall send to each Person who at any time during the calendar year was a Securityholder of record, and make available to Security Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to Noteholders pursuant to Section 4.03(a) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Notes and information regarding the expenses of the Trust Estate. As provided by the Servicing Agreement, the Servicer shall provide the Indenture Trustee with such information as is necessary for the Indenture Trustee to prepare such reports.

        Section 4.04. Note Account and Certificate Account.

        (a) The Indenture Trustee shall establish and maintain in its name, as Indenture Trustee, a trust account (the "Note Account"), to be held in trust for the benefit of the Noteholders [and the Class [ ] Note Insurer] and a trust account (the "Certificate Account"), to be held in trust for the benefit of the Certificateholders, each until disbursed pursuant to the terms of this Agreement. The Note Account and the Certificate Account shall be Eligible Accounts. If the existing Note Account or Certificate Account ceases to be an Eligible Account, the Indenture Trustee shall establish a new Note Account or Certificate Account, as applicable, that is an Eligible Account within [20] Business Days and transfer all funds on deposit in such existing Note Account or Certificate Account into the new account. The Note Account shall relate solely to the Notes issued under the Indenture and funds in the Note Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Indenture Trustee held under this Agreement. The Certificate Account shall relate solely to the Certificates issued under the Trust Agreement and shall be held separate and apart from and shall not be commingled with any other monies, including without limitation, other monies of the Indenture Trustee held under this Agreement.

        (b) The Indenture Trustee shall cause to be deposited into the Note Account and the Certificate Account, as applicable, on the day on which, or, if such day is not a Business Day, the Business Day immediately following the day on which, any monies are remitted by the Servicer to the Indenture Trustee. The Indenture Trustee shall make withdrawals from the Note Account and the Certificate Account, only for the following purposes:

                (i) to withdraw amounts deposited in the Note Account or the Certificate Account in error;

                (ii) to pay itself any investment income earned with respect to funds in the Note Account or the Certificate Account invested in Eligible Investments as set forth in subsection (c) below, and to make payments to itself and others pursuant to any provision of this Agreement;

                (iii) to make payments of the Servicing Fee (to the extent not already withheld or withdrawn from the Collection Account by the Servicer) to the Servicer;

                (iv)    to make payments to the Noteholders and the Class [   ]
        Note Insurer from the Note Account and to make distributions to the Certificateholders from the Certificate Account, each as provided in
        Article V; and

                (v) to clear and terminate the Note Account and the Certificate Account pursuant to Section 7.02.

        (c) The Indenture Trustee may invest, or cause to be invested, funds held in the Note Account and the Certificate Account, which funds, if invested, shall be invested in Eligible Investments (which may be obligations of the Indenture Trustee). All such investments must mature no later than the next Payment Date, and shall not be sold or disposed of prior to their maturity. All such Eligible Investments will be made in the name of the Indenture Trustee (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be compensation for the Indenture Trustee and shall be subject to its withdrawal on order from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Indenture Trustee for deposit in the Note Account or the Certificate Account, as applicable, out of its own funds, without any right of reimbursement therefor, immediately as realized. Funds held in the Note Account and the Certificate Account that are not invested shall be held in cash.

        Section 4.05. Determination of LIBOR.

        (a) If the outstanding Notes include any LIBOR Notes or consist of any LIBOR Components, then on each LIBOR Determination Date the Indenture Trustee shall determine LIBOR on the basis of the offered LIBOR quotations of the Reference Banks as of 11:00 a.m. London time on such LIBOR Determination Date as follows:

                (i) If on any LIBOR Determination Date two or more of the Reference Banks provide such offered quotations, LIBOR for the next Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places);

                (ii) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Accrual Period will be whichever is the higher of (x) LIBOR as determined on the previous LIBOR Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be either (A) the rate per annum which the Servicer determines to be the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rates that New York City banks selected by the Depositor are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Depositor are quoting on such LIBOR Determination Date to leading European banks; and

                (iii) If on any LIBOR Determination Date the Indenture Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

        (b) The establishment of LIBOR by the Indenture Trustee and the Indenture Trustee's subsequent calculation of the Note Interest Rate or Component Interest Rate (or Rates) applicable to the LIBOR Notes and LIBOR Components for the relevant Accrual Period, in the absence of manifest error, will be final and binding. In all cases, the Indenture Trustee may conclusively rely on quotations of LIBOR for the Reference Banks as such quotations appear on the display designated "LIUS01M" on the Bloomberg Financial Markets Commodities News.

        (c) As used herein, "Reference Banks" shall mean four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the "Bloomberg Screen LIUS01M Index Page" (as described in the definition of LIBOR) on the applicable LIBOR Determination Date and (iii) which have been designated as such by the Depositor and are able and willing to provide such quotations to the Depositor on each LIBOR Determination Date. The Reference Banks initially shall be: Barclay's plc, Bank of Tokyo, National Westminster Bank and Trust Company and Bankers Trust Company. If any of the initial Reference Banks should be removed from the Bloomberg Screen LIUS01M Index Page or in any other way fail to meet the qualifications of a Reference Bank, the Depositor shall use its best efforts to designate alternate Reference Banks.

        (d) If (i) with respect to any LIBOR Determination Date LIBOR is determined pursuant to clause (a)(iii) of this Section and (ii) on the next succeeding LIBOR Determination Date LIBOR would, without giving effect to this paragraph (d), be determined pursuant to such clause (a)(iii), then the Depositor shall select an alternative interest rate index over which the

Depositor has no control that is used for determining Eurodollar lending rates and is calculated and published (or otherwise made available) by an independent third party, and such alternative interest rate index shall constitute LIBOR for all purposes hereof.

        Section 4.06. The Class [  ] Reserve Fund.

        (a) The Indenture Trustee shall establish and maintain the Class [ ] Reserve Fund, which shall be an Eligible Account into which there shall have been deposited the amount of $[ ] on the Closing Date. No additional funds will be deposited in the Class [ ] Reserve Fund after the Closing Date. All funds deposited in the Class [ ] Reserve Fund, other than investment earnings thereon which shall be released by the Indenture Trustee to [Lehman Brothers Inc.], shall be held in trust for the benefit of the Holders of the Class [ ] Notes until withdrawn in accordance with Section 5.02. The Indenture Trustee, upon the instructions of the Depositor, may invest, or cause to be invested, funds in the Class [ ] Reserve Fund in Eligible Investments (which may be the obligation of the Indenture Trustee).

        (b) The Indenture Trustee shall from time to time make withdrawals from the Class [ ] Reserve Fund on behalf of the Trust Estate for the following purposes:

                (i)     prior to each Payment Date, to withdraw from the Class
        [ ] Reserve Fund an amount equal to the lesser of (a) any Net Prepayment Interest Shortfalls and any Relief Act Reductions for Pool 2 allocable to the Class [ ] Notes for the related Payment Date, and (b) the amount on deposit in the Class [ ] Reserve Fund, and remit such amount to the Note Account for payment to the Class [ ] Noteholders and to the Certificate Account for payment to the Certificateholders on such Payment Date; and

                (ii) on the earlier of (a) the Payment Date on which the Class Principal Amount of the Class [ ] Notes is reduced to zero and (b) the termination of this Agreement pursuant to Section 7.01, to clear and terminate the Class [ ] Reserve Fund and to pay all amounts on deposit therein to [Lehman Brothers Inc.] at the address supplied by it to the Indenture Trustee for such purpose.

                                    ARTICLE V
                           PAYMENTS TO SECURITYHOLDERS

        Section 5.01. Payments Generally.

        (a) Subject to Section 7.01 respecting the final payment on the Notes, on each Payment Date the Indenture Trustee or the Paying Agent shall make payments in accordance with this Article V. Such payments shall be made by check mailed to each Noteholder's address as it appears on the Note Register of the Note Registrar (which shall initially be the Indenture Trustee) and to each Certificatholder's address as it appears on the Certificate Register of the Certificate Registrar (which shall initially be the Owner Trustee) or, upon written request made to the Indenture Trustee at least [three] Business Days prior to the related Payment Date to any Noteholder owning an aggregate initial Note Principal Amount of at least $[2,500,000], or, in the case of the Notional Notes and Principal Only Notes, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in the request and at the expense of such Noteholder; PROVIDED, HOWEVER, that the final payment in respect of any Note shall be made only upon presentation and surrender of such Note at the Corporate Trust Office of the Indenture Trustee. Wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related payment. Notwithstanding such final payment of principal of any of the Notes, each Residual Interest Certificate will remain outstanding until the termination of the Trust and the payment in full of all other amounts due with respect to the Residual Interest Certificate and at such time such final payment in retirement of any Residual Interest Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Owner Trustee. If any payment required to be made on the Securities is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day. Payments to the Class [ ] Note Insurer shall in all cases be made by wire transfer of immediately available funds.

        (b) All payments or allocations made with respect to Noteholders within each Class on each Payment Date shall be allocated among the outstanding Notes in such Class equally in proportion to their respective initial Note Principal Amounts (or initial Notional Amounts).

        Section 5.02. Payments from the Note Account and Certificate Account.

        On each Payment Date, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall withdraw from the Note Account and the Certificate Account the Available Payment Amount with respect to each Mortgage Pool, and shall distribute such amount to the Class [ ] Note Insurer, to itself and to the Holders of record of each Class of Notes, in the following order of priority:

                         [flow of funds to be provided]

        Section 5.03. Advances by Servicer and Indenture Trustee.

        (a) Advances shall be made in respect of each Deposit Date as provided herein. If, on any Determination Date, the Servicer determines that any Scheduled Payments due during the related Due Period (other than Balloon Payments) have not been received, pursuant to the Servicing Agreement, the Servicer will advance such amount, less an amount, if any, to be set forth in an Officer's Certificate to be delivered to the Indenture Trustee on such Determination Date, which if advanced the Servicer has determined would not be recoverable from amounts received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds or otherwise. If the Servicer determines that an Advance is required, it shall on the Deposit Date immediately following such Determination Date either (i) remit to the Indenture Trustee from its own funds (or funds advanced by the Servicer) for deposit in the Note Account and the Certificate Account immediately available funds in an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future payment or withdrawal have been, as permitted by this Section 5.03, used by the Servicer to make such Advance, and remit such immediately available funds to the Indenture Trustee for deposit in the Note Account and the Certificate Account or (iii) make Advances in the form of any combination of clauses (i) and
(ii) aggregating the amount of such Advance. Any funds being held in the Collection Account for future payment to Noteholders and so used shall be replaced by the Servicer from its own funds by remittance to the Indenture Trustee for deposit in the Note Account and the Certificate

Account on or before any future Deposit Date to the extent that funds in the Note Account and the Certificate Account on such Deposit Date shall be less than payments to Noteholders required to be made on the related Payment Date. The Servicer shall be entitled to be reimbursed from the Collection Account for all Advances made by it as provided in Section 4.02.

        (b) In the event that the Servicer fails for any reason to make an Advance required to be made pursuant to this Section 5.03 on or before the Deposit Date, the Indenture Trustee, pursuant to Section 6.08, shall, on or before the related Payment Date, deposit in the Note Account and the Certificate Account an amount equal to the excess of (a) Advances required to be made by the Servicer that would have been deposited in such Note Account or Certificate Account over (b) the amount of any Advance made by the Servicer with respect to such Payment Date; PROVIDED, HOWEVER, that the Indenture Trustee shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise. The Indenture Trustee shall be entitled to be reimbursed from the Note Account and the Certificate Account for Advances made by it pursuant to this Section 5.03 as if it were the Servicer.

        Section 5.04. Compensating Interest Payments.

        As provided in the Servicing Agreement, the amount of the Aggregate Servicing Compensation payable to the Servicer in respect of any Payment Date shall be reduced by the amount of any Compensating Interest Payment for such Payment Date, but only to the extent such Compensating Interest Payment is not actually made by the Servicer on the applicable Remittance Date. Such amount shall not be treated as an Advance and shall not be reimbursable to the Servicer.

        Section 5.05. Payments of Principal on Redemption Notes.

        (a) Except as provided in subclauses (d) and (f) below, on each Payment Date on which payments in reduction of the Class Principal Amount of a Class of Redemption Notes are made, such payments will be made in the following order of priority:

                (i) any request by the personal representative of a Deceased Holder or by a surviving tenant by the entirety, by a surviving joint tenant or by a surviving tenant in common or other Person empowered to act on behalf of such Deceased Holder upon his or her death, in an amount up to but not exceeding $100,000 per request; and

                (ii) any request by a Living Holder, in an amount up to but not exceeding $10,000 per request.

        Thereafter, payments will be made as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000 per request, respectively. This sequence of priorities will be repeated for each request for principal payments made by the Note Owners of a Class of Redemption Notes until all such requests have been honored.

        Requests for payments in reduction of the Note Principal Amounts of Redemption Notes presented on behalf of Deceased Holders in accordance with the provisions of clause (i) above will be accepted in the order of their receipt by the Clearing Agency. Requests for payments in reduction of the Note Principal Amounts of Redemption Notes presented in accordance with the provisions of clause (ii) above will be accepted in the order of priority established by the random lot procedures of the Clearing Agency after all requests with respect to such Class presented in accordance with clause (i) have been honored. All requests for payments in reduction of the Class Principal Amount of a Class of Redemption Notes with respect to any Payment Date shall be made in accordance with Section 5.05(c) below and must be received by the Clearing Agency and forwarded to, and received by, the Indenture Trustee no later than the close of business on the related Record Date. Requests for payments that are received by the Clearing Agency and forwarded to the Indenture Trustee after the related Record Date and requests, in either case, for payments timely received but not accepted with respect to any Payment Date, will be treated as requests for payments in reduction of the Class Principal Amount of the applicable Class of Redemption Notes on the next succeeding Payment Date, and each succeeding Payment Date thereafter, until each such request is accepted or is withdrawn as provided in Section 5.05(c). Such requests as are not so withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Note Owner of the related Redemption Note, all in accordance with the procedures of the Clearing Agency and the Indenture Trustee. Upon the transfer of beneficial ownership of any Redemption Note, any payment request previously submitted with respect to such Note will be deemed to have been withdrawn only upon the receipt by the Indenture Trustee of notification of such withdrawal using a form required by the Clearing Agency.

        Payments in reduction of the Note Principal Amounts of Redemption Notes will be applied, in the aggregate, to such Notes in an amount equal to the portion of the Available Payment Amount distributable to the Redemption Notes pursuant to Section 5.02, plus any amounts available for payment from the applicable Rounding Account pursuant to Section 5.05(e), provided that the aggregate payment in reduction of the Class Principal Amount of any Class of Redemption Notes on any Payment Date is made in an integral multiple of $1,000.

        (b) A "Deceased Holder" is a Note Owner of a Redemption Note who was living at the time such interest was acquired and whose authorized personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common or other Person empowered to act on behalf of such Note Owner upon his or her death, causes to be furnished to the Indenture Trustee a certified copy of the death certificate of such Note Owner and any additional evidence of death required by and satisfactory to the Indenture Trustee and any tax waivers requested by the Indenture Trustee. Redemption Notes beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Note Owner, and any Redemption Notes so beneficially owned will be eligible for priority with respect to payments in reduction of the Class Principal Amount of such Class of Redemption Notes, subject to the limitations stated above. Redemption Notes beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Note Owners of a number of Individual Redemption Notes greater than the number of Individual Redemption Notes of which such trust is the beneficial owner. The death of a beneficiary of a trust will be deemed to be the death of a Note Owner of the Redemption Notes beneficially owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy that is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Redemption Notes will be deemed to be the death of the Note Owner of such Redemption Notes regardless of the registration of ownership of such Redemption Notes, if such beneficial interest can be established to the satisfaction of the Indenture Trustee. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Redemption Note and the right to receive the proceeds therefrom, as well as interest and payments in reduction of the Note Principal Amounts of the Redemption Notes payable with respect thereto. The Indenture Trustee shall not be under any duty to determine independently (a) the occurrence of the death of any deceased Note Owner or (b) whether an individual is the personal representative of a Deceased Holder, or the surviving tenant by the entirety, or the surviving joint tenant, or the surviving tenant in common, or is otherwise the Person empowered to act on behalf of such Deceased Holder (a "Representative"). The Indenture Trustee shall be entitled to rely on a certificate executed by the Representative indicating the nature of such Representative's authority on behalf of the Deceased Holder. The Indenture Trustee may rely entirely upon documentation delivered to it pursuant to this Section 5.05 in establishing the eligibility of any Note Owner to receive the priority accorded Deceased Holders in this Section 5.05(b), and shall have no liability if it makes such determination in accordance with such documentation.

        (c) Requests for payments in reduction of the Note Principal Amount of a Redemption Note must be made by delivering a written request therefor to the Clearing Agency Participant or Financial Intermediary that maintains the account evidencing the Note Owner's interest in such Redemption Note. Such Clearing Agency Participant or Financial Intermediary should in turn make the request of the Clearing Agency (or, in the case of an Financial Intermediary, such Financial Intermediary should notify the related Clearing Agency Participant of such request, which Clearing Agency Participant should make the request of the Clearing Agency) on a form required by the Clearing Agency and provided to the Clearing Agency Participant. Upon receipt of such request, the Clearing Agency will date and time stamp such request and forward such request to the Indenture Trustee. The Clearing Agency may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such payments received by it on the same day. The Indenture Trustee shall not be liable for any delay in delivery of requests for payments or withdrawals of such requests by the Clearing Agency, a Clearing Agency Participant or any Financial Intermediary.

                In the event that any requests for payments in reduction of the Note Principal Amount of Redemption Notes are rejected by the Indenture Trustee for failure to comply with the requirements of this Section 5.05, the Indenture Trustee shall return such requests to the appropriate Clearing Agency Participant with a copy to the Clearing Agency with an explanation as to the reason for such rejection.

                The Indenture Trustee shall maintain a list of those Clearing Agency Participants representing the Note Owners of Redemption Notes that have submitted requests for payments in reduction of the Note Principal Amount of such Redemption Notes, together with the order of receipt and the amounts of such requests. The Indenture Trustee shall notify the Clearing Agency and the appropriate Clearing Agency Participants as to which requests should be honored on each Payment Date. Requests shall be honored by the Clearing Agency in accordance with the procedures, and subject to the priorities and limitations, described in this
Section 5.05. The exact procedures to be followed by the Indenture Trustee and the Clearing Agency for purposes of determining such priorities and limitations shall be those established from time to time by the Indenture Trustee or the Clearing Agency, as the case may be. The decisions of the Indenture Trustee and the Clearing Agency concerning such matters shall be final and binding on all affected Persons.

                Payments in reduction of the Note Principal Amounts of Redemption Notes shall be made on the applicable Payment Date and the Note Principal Amounts as to which such payments are made shall cease to bear interest after the last day of the month preceding the month in which such Payment Date occurs.

                Any Note Owner of a Redemption Note that has requested a payment may withdraw its request by so notifying in writing the Clearing Agency Participant or Financial Intermediary that maintains such Note Owner's account. In the event that such account is maintained by a Financial Intermediary, such Financial Intermediary should notify the related Clearing Agency Participant which in turn should forward the withdrawal of such request, on a form required by the Clearing Agency, to the Indenture Trustee. If such notice of withdrawal of a request for payment has not been received by the Clearing Agency and forwarded to the Indenture Trustee on or before the Record Date for the next Payment Date, the previously made request for payment will be irrevocable with respect to the making of payments in reduction of the Note Principal Amount of such Redemption Note on such Payment Date.

        (d) To the extent, if any, that amounts available for payment in reduction of the Class Principal Amount of any Class of Redemption Notes on a Payment Date exceed the dollar amount of requests for payments with respect to such Class that have been received by the related Record Date, as provided in
Section 5.05(c) above, payments in reduction of the Class Principal Amount of such Class of Redemption Notes will be made by mandatory payments in reduction thereof. The Indenture Trustee shall notify the Clearing Agency of the aggregate amount of the mandatory payment in reduction of the Class Principal Amount of such Class of Redemption Notes to be made on the next Payment Date. The Clearing Agency shall then allocate such aggregate amount among its Clearing Agency Participants on a random lot basis. Each Clearing Agency Participant and, in turn, each Financial Intermediary, will then select, in accordance with its own procedures, Individual Redemption Notes from among those held in its accounts to receive mandatory payments in reduction of the Class Principal Amount of such Class of Redemption Notes, such that the total amount so selected is equal to the aggregate amount of such mandatory payments allocated to such Clearing Agency Participant by the Clearing Agency and to such Financial Intermediary by its related Clearing Agency Participant, as the case may be. Clearing Agency Participants and Financial Intermediaries that hold Redemption Notes selected for mandatory payments in reduction of the Class Principal Amount thereof should provide notice of such mandatory payments to the affected Note Owners.


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


        (e) On the Closing Date, a Rounding Account shall be established with the Indenture Trustee for each Class of Redemption Notes, and [Lehman Brothers Inc.] shall cause to be initially deposited the sum of $[ ] in each Rounding Account. On each Payment Date on which a payment is made in reduction of the Class Principal Amount of a Class of Redemption Notes, funds on deposit in the applicable Rounding Account shall be, to the extent needed, withdrawn by the Indenture Trustee and applied to round upward to an integral multiple of $1,000 the aggregate payment in reduction of the Class Principal Amount to be made on such Redemption Notes. Rounding of such payment on such Redemption Notes shall be accomplished, on the first such Payment Date, by withdrawing from the applicable Rounding Account the amount of funds, if any, needed to round the amount otherwise available for such payment in reduction of the Class Principal Amount of such Class of Redemption Notes upward to the next integral multiple of $1,000. On each succeeding Payment Date on which payments in reduction of the Class Principal Amount of such Class of Redemption Notes are to be made, the aggregate amount of such payments allocable to such Class of Redemption Notes shall be applied first to repay any funds withdrawn from the applicable Rounding Account and not previously repaid, and then the remainder of such allocable amount, if any, shall be similarly rounded upward and applied as payments in reduction of the Class Principal Amount of such Class of Redemption Notes; this process shall continue on succeeding Payment Dates until the Class Principal Amount of such Class of Redemption Notes has been reduced to zero. The Indenture Trustee, upon the instructions of the Depositor, may invest, or cause to be invested funds in and Rounding Account in Eligible Investments (which may be obligations of the Indenture Trustee). The Indenture Trustee shall distribute interest earnings, if any, on amounts held in any Rounding Account as such interest is earned pursuant to written instructions from [Lehman Brothers Inc.] to the Indenture Trustee. In no event shall the Indenture Trustee be liable for investment losses resulting from investment of funds in the Rounding Accounts made in accordance with the instructions of the Depositor.

        Notwithstanding anything herein to the contrary, on the Payment Date on which payments in reduction of the Class Principal Amount of any Class of Redemption Notes will reduce the Class Principal Amount thereof to zero or in the event that payments in reduction of the Class Principal Amount of such Class of Redemption Notes are made in accordance with the provisions set forth in
Section 5.05(f), an amount equal to the difference between $[ ] and the sum then held in the applicable Rounding Account shall be paid from the Available Payment Amount for such Payment Date to such Rounding Account. Any funds then on deposit in such Rounding Account shall be distributed to [Lehman Brothers Inc.]

        (f) Notwithstanding any provisions herein to the contrary, on each Payment Date following the first Payment Date on or after the Credit Support Depletion Date, all payments in reduction of the Class Principal Amount of any Class of Redemption Notes will be made among the Holders of such Class of Notes, pro rata, based on their Note Principal Amounts, and will not be made in integral multiples of $1,000 or pursuant to requested payments or mandatory payments by random lot.

        (g) In the event that Definitive Notes representing any Class of Redemption Notes are issued pursuant to the Indenture, all requests for payments or withdrawals of such requests relating to such Class must be submitted to the Indenture Trustee, and the Indenture Trustee shall perform the functions described in Section 5.05(a) through (c) using its own procedures, which


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


procedures shall, to the extent practicable, be consistent with the procedures described in Section 5.05(a) through (c).

        Section 5.06. The Class [ ] Note Insurance Policy.

        (a) If, on the second Business Day before any Payment Date, the Indenture Trustee determines that an Insured Payment is required to be made by the Class [ ] Note Insurer on such Payment Date, the Indenture Trustee shall determine the amount of any such Insured Payment and shall give notice to the Class [ ] Note Insurer by completing a Notice of Nonpayment in the form of Exhibit A to the Class [ ] Note Insurance Policy and submitting such Notice of Nonpayment by 12:00 noon, New York City time on such second Business Day as a claim for an Insured Payment. The Indenture Trustee's responsibility for delivering a Notice of Nonpayment to the Class [ ] Note Insurer, as provided in the preceding sentence, is limited to the availability, timeliness and accuracy of the information provided by the Servicer.

        (b) In the event the Indenture Trustee receives a certified copy of an order of the appropriate court that any scheduled payment of principal or interest on a Class [ ] Note has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Indenture Trustee shall (i) promptly notify the Class [ ] Note Insurer, as appropriate, and the Fiscal Agent, if any, and (ii) comply with the provisions of the Class [ ] Note Insurance Policy to obtain payment by the Class [ ] Note Insurer of such voided scheduled payment. In addition, the Indenture Trustee shall mail notice to all Holders of the Class [ ] Notes so affected that, in the event that any such Holder's scheduled payment is so recovered, such Holder will be entitled to payment pursuant to the terms of the Class [ ] Note Insurance Policy, a copy of which shall be made available to such Holders by the Indenture Trustee. The Indenture Trustee shall furnish to the Class [ ] Note Insurer and the appropriate Fiscal Agent, if any, its records listing the payments on the affected Class [ ] Notes, if any, that have been made by the Indenture Trustee and subsequently recovered from the affected Holders, and the dates on which such payments were made by the Indenture Trustee.

        (c) At the time of the execution hereof, and for the purposes hereof, the Indenture Trustee shall establish a separate special purpose trust account in the name of the Indenture Trustee for the benefit of Holders of the Class [ ] Notes (the "Class [ ] Policy Payments Account") over which the Indenture Trustee shall have exclusive control and sole right of withdrawal. The Class [ ] Policy Payments Account shall be an Eligible Account. The Indenture Trustee shall deposit any amount paid under the Class [ ] Note Insurance Policy into the Class [ ] Policy Payments Account and distribute such amount only for the purposes of making payments to Holders of the Class [ ] Notes in respect of the Class [ ] Guaranteed Payments (or other amounts payable pursuant to paragraph (b) above on the Class [ ] Notes by the Class [ ] Note Insurer pursuant to the Class [ ] Note Insurance Policy) for which the related claim was made under the Class [ ] Policy. Such amounts shall be allocated by the Indenture Trustee to Holders of Class [ ] Notes affected by such shortfalls in the same manner as principal and interest payments are to be allocated with respect to such Notes pursuant to Section 5.02. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to make regular payments hereunder with funds withdrawn from the Note Account and the Certificate Account. However, any payments made on the Class [ ] Notes from funds in the Class [ ] Policy Payments Account shall be noted as provided in subsection (e) below. Funds held in the Class [ ] Policy Payments Account shall not be invested by the Indenture Trustee.

        (d) Any funds received from the Class [ ] Note Insurer for deposit into the Class [ ] Policy Payments Account pursuant to the Class [ ] Note Insurance Policy in respect of a Payment Date or otherwise as a result of any claim under such Class [ ] Note Insurance Policy shall be applied by the Indenture Trustee directly to the payment in full (i) of the Insured Payments due on such Payment Date on the Class [ ] Notes, or (ii) of other amounts to which payments under the Class [ ] Note Insurance Policy are to be applied. Funds received by the Indenture Trustee as a result of any claim under the Class
[ ] Note Insurance Policy shall be used solely for payment to the Holders of the Class [ ] Notes and may not be applied for any other purpose, including, without limitation, satisfaction of any costs, expenses or liabilities of the Indenture Trustee or the Trust Estate. Any funds remaining in the Class [ ] Policy Payments Account on the first Business Day after each Payment Date shall be remitted promptly to the Class [ ] Note Insurer pursuant to the written instruction of the Class [ ] Note Insurer.

        (e) The Indenture Trustee shall keep complete and accurate records in respect of (i) all funds remitted to it by the Class [ ] Note Insurer and deposited into the Class [ ] Policy Payments Account and (ii) the allocation of such funds to (A) payments of interest on and principal in respect of any Class
[ ] Notes, (B) Realized Losses allocated to the Class [ ] Notes, (C) Net Prepayment Interest Shortfalls and Relief Act Reductions allocated to the Class
[ ] Notes, and (D) payments in respect of Preference Amounts. The Class [ ] Note Insurer shall have the right to inspect such records at reasonable times during normal business hours upon [three] Business Days' prior notice to the Indenture Trustee. Any Insured Payments disbursed by the Indenture Trustee from proceeds of the Class [ ] Note Insurance Policy shall be considered payment by the Class
[ ] Note Insurer and not by the Trust Estate with respect to the Class [ ] Notes and the Class [ ] Notes Insurer will be entitled to receive the related Reimbursement Amount pursuant to Section 5.02.

        (f)     The Indenture Trustee acknowledges, and each Holder of a Class
[ ] Note by its acceptance of such Class [ ] Note agrees, that, without the need for any further action on the part of the Class [ ] Note Insurer or the Indenture Trustee, to the extent the Class [ ] Note Insurer makes Insured Payments, directly or indirectly, on account of principal of or interest on any Class [ ] Notes, the Class [ ] Note Insurer will be fully subrogated to the rights of the Holders of such Class [ ] Notes to receive the related Reimbursement Amount pursuant to Section 5.02. The Class [ ] Noteholders, by acceptance of the Class [ ] Notes, assign their rights as Holders of the Class [ ] Notes to the extent of the Class [ ] Note Insurer's interest with respect to amounts paid under the Class [ ] Note Insurance Policy. Each of the Depositor and Indenture Trustee agrees to such subrogation and, further agrees to execute such instruments and to take such actions as, in the sole judgment of the Class
[ ] Note Insurer are necessary to evidence such subrogation and, subject to the priority of payment provisions of this Agreement, to perfect the rights of the Class [ ] Note Insurer to receive any moneys paid or payable in respect of the Class [ ] Notes under this Agreement or otherwise. Anything herein to the contrary notwithstanding, solely for purposes of determining the Class [ ] Note Insurer's rights as subrogee for payments distributable pursuant to Section 5.02, any payment with respect to payments to the Class [ ] Notes that is made with funds received pursuant to the terms of the Class [ ] Note Insurance Policy shall not be considered payment of the Class [ ] Notes from the

Trust Estate and shall not result in the payment or the provision for the payment in reduction of the Class Principal Amount of the Class [ ] Notes or Accrued Note Interest thereon, within the meaning of Article V.

        (g) Upon its becoming aware of the occurrence of an Event of Default, the Indenture Trustee shall promptly notify the Class [ ] Note Insurer of such Event of Default.

        (h) The Indenture Trustee shall promptly notify the Class [ ] Note Insurer of either of the following as to which it has actual knowledge: (A) the commencement of any proceeding by or against the Depositor commenced under the United States bankruptcy code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") and (B) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of any payment made with respect to the Class [ ] Notes. Each Holder of a Class [ ] Note, by its purchase of Class [ ] Notes, and the Indenture Trustee hereby agree that the Class [ ] Note Insurer (so long as no the Class [ ] Note Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Class [ ] Note Insurer shall be subrogated to the rights of the Indenture Trustee and each Holder of a Class [ ] Note in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

        (i) The Indenture Trustee shall surrender the Class [ ] Note Insurance Policy to the Class [ ] Note Insurer for cancellation upon the termination of the Trust Estate pursuant to Section 7.01 hereof.






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


                                   ARTICLE VI
               CONCERNING THE INDENTURE TRUSTEE; EVENTS OF DEFAULT

        Section 6.01. Duties of Indenture Trustee.

        (a) The Indenture Trustee, except during the continuance of an Event of Default (of which a Responsible Officer of the Indenture Trustee shall have actual knowledge), undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Indenture Trustee provided for in this Agreement shall not be construed as a duty of the Indenture Trustee. If an Event of Default (of which a Responsible Officer of the Indenture Trustee shall have actual knowledge) has occurred and has not otherwise been cured or waived, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs unless the Indenture Trustee is acting as Servicer, in which case it shall use the same degree of care and skill as the Servicer hereunder.

        (b) The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Indenture Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, to the Indenture Trustee pursuant to this Agreement, and shall not be required to recalculate or verify any numerical information furnished to the Indenture Trustee pursuant to this Agreement.

        (c) The Indenture Trustee shall not have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                (i) The Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or direction of Holders of Notes as provided in Section 6.18 hereof;

                (ii) For all purposes under this Agreement, the Indenture Trustee shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Servicer (i) to remit funds (or to make Advances) or (ii) to furnish information to the Indenture Trustee when required to do so) unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Indenture Trustee at the Corporate Trust Office, and such notice references the Holders of the Notes and this Agreement;

                (iii) No provision of this Agreement shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Indenture Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement; and

                (iv) The Indenture Trustee shall not be responsible for any act or omission of the Servicer. In particular, the Indenture Trustee shall not be liable for any servicing errors or interruptions resulting from any failure of the Servicer or the Servicer to maintain computer and other information systems that are year 2000 compliant.

        (d) The Indenture Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; PROVIDED, HOWEVER, that the Indenture Trustee shall use its best efforts to remit to the Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Indenture Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Indenture Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

        (e) The Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Noteholders of any Class holding Notes which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Agreement.

        (f) Subject to Section 4.04, the Indenture Trustee shall not be held liable by reason of any insufficiency in any account (including without limitation the Collection Amount) held by or on behalf of the Indenture Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Indenture Trustee is the obligor and has defaulted thereon).

        (g) Except as otherwise provided herein, the Indenture Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, re-filing or re-depositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate other than from funds available in the Collection Account, the Note Account or the Certificate Account, or (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Indenture Trustee pursuant to this Agreement believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties.


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


        (h) The Indenture Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts.

        (i) Notwithstanding anything in this Agreement to the contrary, the Indenture Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

        Section 6.02. Certain Matters Affecting the Indenture Trustee.

        Except as otherwise provided in Section 6.01:

                (i) The Indenture Trustee may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors, opinion of counsel or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                (ii) The Indenture Trustee may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                (iii) The Indenture Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                (iv) Unless an Event of Default shall have occurred and be continuing, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least a majority in Class Principal Amount (or Class Notional Amount) of each Class of Notes; PROVIDED, HOWEVER, that, if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Agreement, the Indenture Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expense thereof shall be paid by the Holders requesting such investigation;

                (v) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Indenture Trustee conferred on them by such appointment provided that the Indenture Trustee shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Indenture Trustee;

                (vi) The Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Noteholders pursuant to the provisions of this Agreement, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                (vii) The right of the Indenture Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

                (viii) The Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder.

        Section 6.03. Indenture Trustee Not Liable for Notes.

        The Indenture Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Notes (other than the certificate of authentication on the Notes) or of any Mortgage Loan, or related document save that the Indenture Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Indenture Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Estate by the Depositor or for the use or application of any funds deposited into the Collection Account, the Note Account, the Certificate Account any Escrow Account or any other fund or account maintained with respect to the Notes. The Indenture Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Notes issued or intended to be issued hereunder. Except as otherwise provided herein, the Indenture Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

        Section 6.04. Authenticating Agents.

        (a) The Indenture Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Indenture Trustee in authenticating Notes. Wherever


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


reference is made in this Agreement to the authentication of Notes by the Indenture Trustee or the Indenture Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Indenture Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Indenture Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

        (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Indenture Trustee or the Authenticating Agent.

        (c) Any Authenticating Agent may at any time resign by giving at least [30] days' advance written notice of resignation to the Indenture Trustee and the Depositor. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Indenture Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Notes. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Indenture Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Indenture Trustee, it shall be a reimbursable expense pursuant to Section 6.12.

        Section 6.05. Indemnification of Indenture Trustee.

        The Indenture Trustee and its directors, officers, employees and agents shall be entitled to indemnification from the Trust Estate for any loss, liability or expense incurred in connection with any legal proceeding and incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder, including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

                (i) with respect to any such claim, the Indenture Trustee shall have given the Depositor, the Servicer and the Holders written notice thereof promptly after the Indenture Trustee shall have knowledge thereof;


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


                (ii) while maintaining control over its own defense, the Indenture Trustee shall cooperate and consult fully with the Depositor in preparing such defense; and

                (iii) notwithstanding anything to the contrary in this Section 6.11, the Trust Estate shall not be liable for settlement of any such claim by the Indenture Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

        The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Indenture Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

        Section 6.06. Fees and Expenses of Indenture Trustee.

        The Indenture Trustee shall be entitled to the Indenture Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), to the extent provided herein, and in addition, the Indenture Trustee shall be entitled to receive, and is authorized to pay to itself the amount of income or gain earned from the investment of funds in the Note Account and the Certificate Account.

        Section 6.07. Collection of Monies.

        Except as otherwise expressly provided in this Agreement, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Agreement. The Indenture Trustee shall hold all such money and property received by it as part of the Trust Estate and shall distribute it as provided in this Agreement. If the Indenture Trustee shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Servicer, the Indenture Trustee shall request the Servicer to make such payment as promptly as practicable or legally permitted. If the Indenture Trustee shall subsequently receive any such amount, it may withdraw such request.

        Section 6.08. Events of Default; Indenture Trustee To Act; Appointment of Successor.

        (a) The occurrence of any one or more of the following events shall constitute an "Event of Default," provided that such event also constitutes an "event of default" under the Servicing Agreement:

                (i) Any failure by the Servicer to furnish the Indenture Trustee the Mortgage Loan data sufficient to prepare the reports described in Section 4.03(a) which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Holders of not less than 25% of the Class Principal Amount (or Class Notional Amount) of each Class of Notes affected thereby; or

                (ii) Any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the Servicing Agreement which continues unremedied for a period of [30]


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


        days (or 15 days, in the case of a failure to maintain any Insurance Policy required to be maintained pursuant to the Servicing Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee, or to the Servicer and the Indenture Trustee by the Holders of not less than 25% of the Class Principal Amount (or Class Notional Amount) of each Class of Notes affected thereby; or

                (iii) A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Notes because of the financial condition or loan servicing capability of the Servicer; or

                (iv) The Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

                (v) The Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                (vi) The Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in the Servicing Agreement; or

                (vii) If a representation or warranty set forth in the Servicing Agreement shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Noteholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 60 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Servicer by the Indenture Trustee, or to the Servicer and the Indenture Trustee by the Holders of not less than 25% of the Aggregate Note Principal Amount of each Class of Notes; or

                (viii) A sale or pledge of the any of the rights of the Servicer under the Servicing Agreement or an assignment of the Servicing Agreement by the Servicer or a delegation of the rights or duties of the Servicer thereunder shall have occurred in any manner not otherwise permitted under the terms of the Servicing Agreement;

                (ix) The Servicer at any time is not either an FNMA- or FHLMC- approved Seller/Servicer; or


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


                (x) Any failure of the Servicer to remit to the Indenture Trustee any payment required to be made to the Indenture Trustee for the benefit of Securityholders under the terms of this Agreement, including any Advance, on any Deposit Date.

        If an Event of Default described in clauses (i) through (ix) of this
Section 6.08 shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Section 6.08, the Indenture Trustee, shall by notice in writing to the Seller may, and shall, if so directed by Noteholders evidencing more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Notes, request the Seller to terminate all of the rights and obligations of the Servicer under the Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof. If an Event of Default described in clause (x) of this Section 6.08 shall occur, then, in each and every case, subject to applicable law, the Indenture Trustee, by notice in writing to the Seller, shall promptly request the Seller to terminate all of the rights and obligations of the Servicer under the Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Seller of such written notice, the Seller shall terminate the Servicer and appoint an eligible successor servicer under the Servicing Agreement, and all authority and power of the defaulting Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor servicer; provided, however, that the Indenture Trustee shall be required to make Advances pursuant to Section 5.03 hereof, until a successor servicer has been appointed. The Indenture Trustee is hereby authorized and empowered to do or accomplish all acts or things necessary or appropriate to effect the transfer of servicing to the successor servicer. The Seller shall cause the defaulting Servicer to cooperate with the Indenture Trustee in effecting the termination of the defaulting Servicer's responsibilities and rights under the Servicing Agreement including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the successor servicer all documents and records in electronic or other form reasonably requested by it to enable the successor servicer or its designee to assume the defaulting Servicer's functions under the Servicing Agreement and hereunder and the transfer to the successor servicer for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Servicer in the Collection Account maintained by such defaulting Servicer and any other account or fund maintained with respect to the Securities or thereafter received with respect to the Mortgage Loans. If so provided in the Servicing Agreement, the Servicer being terminated shall bear all costs of a servicing transfer, including but not limited to those of the Indenture Trustee reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Servicing Agreement, if necessary.

        Notwithstanding the termination of its activities as Servicer, each terminated Servicer shall continue to be entitled to reimbursement to the extent provided in Section 4.02(i), (ii), (iii), (iv), (v), (vi), (vii), (ix) and (xi) to the extent such reimbursement relates to the period prior to the Servicer's termination.

        If any Event of Default shall occur, the Indenture Trustee shall promptly notify the Class [ ] Note Insurer and the Rating Agencies of the nature and extent of such Event of Default. The Indenture Trustee shall immediately give written notice to the Seller and the Servicer upon the Servicer's failure to remit funds on the Deposit Date.


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


        (b) On and after the time the Servicer receives a notice of termination from the Seller pursuant to the Servicing Agreement and Section 6.08(a) hereof, or the Indenture Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel, the Seller shall appoint a successor servicer, which shall be the successor in all respects to the Servicer in its capacity as such under the Servicing Agreement and in accordance with this Agreement. Such successor servicer shall have all rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer hereunder, including the obligation to make Advances.

        Section 6.09. Additional Remedies of Indenture Trustee Upon Event of Default.

        During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Indenture Trustee, in addition to the rights specified in Section 6.08, shall have the right, in its own name and as indenture trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Securityholders and the Class [ ] Note Insurer (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

        Section 6.10. Waiver of Defaults.

        35% or more of the Aggregate Voting Interests of Noteholders may waive any default or Event of Default by the Servicer, except that a default in the making of any required deposit to the Note Account and the Certificate Account that would result in a failure of the Indenture Trustee to make any required payment of principal of or interest on the Notes may only be waived with the consent of 100% of the affected Noteholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

        Section 6.11. Notification to Holders.

        Upon termination of the Servicer or appointment of a successor to the Servicer, in each case as provided herein, the Indenture Trustee shall promptly mail notice thereof by first class mail to the Class [ ] Note Insurer, the Noteholders at their respective addresses appearing on the Note Register and the Certificateholders at their respective addresses appearing on the Certificate Register. The Indenture Trustee shall also, within [45] days after the occurrence of any Event of Default known to the Indenture Trustee, give written notice thereof to Securityholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such [45]-day period.


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


        Section 6.12. Directions by Noteholders and Duties of Indenture Trustee During Event of Default.

        Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Notes evidencing not less than 25% of the Class Principal Amount (or Class Notional Amount) of each Class of Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Agreement; PROVIDED, HOWEVER, that the Indenture Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Servicer or any successor servicer from its rights and duties as servicer under the Servicing Agreement and hereunder) at the request, order or direction of any of the Noteholders, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Indenture Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Noteholders.

        Section 6.13. Action Upon Certain Failures of the Servicer and Upon Event of Default.

        In the event that the Indenture Trustee shall have actual knowledge of any action or inaction of the Servicer that would become an Event of Default upon the Servicer's failure to remedy the same after notice, the Indenture Trustee shall give notice thereof to the Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall not be deemed to have knowledge of any failure of the Servicer or any other Event of Default unless notified in writing by the Depositor, the Servicer or a Noteholder.

        Section 6.14. Preparation of Tax Returns and Other Reports.

        (a) As provided in the Administration Agreement, the Administrator will perform, or cause to be performed, such duties and take, or cause to be taken, such actions, as are required to be performed or taken with respect to the Trust under the Code, including the duties and actions of the Owner Trustee under Section [5.05] of the Trust Agreement. The Administrator will prepare for signature by the Owner Trustee and, upon obtaining such signature, shall file or cause to be filed with the Internal Revenue Service federal tax or information returns with respect to the Trust and the Securities containing such information and at the times and in such manner as may be required by the Code or applicable Treasury regulations, and shall furnish to Holders such statements or information at the times and in such manner as may be required thereby; PROVIDED, HOWEVER, that the Administrator will not be required to compute the Issuer's gross income; and provided, further, that the Administrator will not be required to prepare and file partnership tax returns on behalf of the Issuer unless it receives an opinion of counsel (which shall not be at the Administrator's expense, but shall be at the expense of the Seller or other party


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


furnishing such opinion) as to the necessity of such filings. The Owner Trustee shall sign all tax information returns filed pursuant to this Section.

        (b) As provided in the Administration Agreement, the Administrator will timely file all reports required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including the Internal Revenue Service's Form 1041 prepared for a grantor trust signed by the Owner Trustee, and including any other reports that must be filed with the Securityholders. Furthermore, the Servicer shall report to Holders, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code in accordance with the specific instructions to the Administrator by the Seller with respect to such allocation of expenses. Absent specific instructions, the Administrator will allocate expenses to Holders based on the right of each Holder to gross stated interest on the Mortgage Loans. The Administrator will collect any forms or reports from the Holders determined by the Seller to be required under applicable federal, state and local tax laws.

        (c) Unless required otherwise by provisions of the Internal Revenue Code or interpretations thereof, the Administrator will treat the Trust as a grantor trust and not as an association taxable as a corporation for federal income tax purposes.

        (d) The Depositor, the Indenture Trustee, the Servicer and the Issuer covenant and agree to, within ten Business Days after the Closing Date, provide to the Administrator any information necessary to enable the Issuer to meet its obligations under subsection (b) above.

        (e) The Indenture Trustee, the Issuer, the Depositor and the Servicer each covenants and agrees for the benefit of the Holders to knowingly take no action or fail to take any action, which would, if taken or not taken, as the case may be, result in the failure of the Trust at any time to qualify as a grantor trust under the Code, including, without limitation, for purposes of this paragraph any alteration, modification, amendment, extension, waiver or forbearance with respect to any Mortgage Loan.

        (f) Neither the Depositor, the Owner Trustee nor the Indenture Trustee shall enter into any arrangement by which the Indenture Trustee or the Owner Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, which fee or other compensation is paid from the Trust, other than as expressly contemplated by this Agreement; provided, that the Indenture Trustee, the Owner Trustee and the Depositor may engage in any of the transactions prohibited by such clauses, provided that the Indenture Trustee and the Issuer shall have received an Opinion of Counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trust or cause the Trust to fail to qualify as a grantor trust under the Code; PROVIDED, HOWEVER, that such transaction is otherwise permitted under this Agreement.

        (g) Except as otherwise provided in this Agreement, neither the Indenture Trustee nor the Issuer shall, without having obtained an Opinion of Counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trust or cause the Trust to fail to qualify as a grantor trust under the Code, (i) sell any assets of the Trust, (ii) accept any contribution of assets after the Closing Date or (iii) agree to any modification of this Agreement.


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


        (h) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K and thereafter the Indenture Trustee (or the Administrator) will prepare or cause to be prepared Form 10-Ks and Form 10-Qs (if necessary), or monthly current reports on Form 8-K, on behalf of the Trust Estate, as may be required by applicable law, for filing with the Securities and Exchange Commission (the "SEC"), and the Indenture Trustee will sign each such report on behalf of the Trust. The Indenture Trustee (or the Administrator) will forward a copy of each such report to the Depositor promptly after such report has been filed with the SEC. The Indenture Trustee (or the Administrator) agrees to use its best efforts to seek to terminate such filing obligation after the period during which such filings are required under the Securities Exchange Act of 1934. Promptly after filing a Form 15 or other applicable form with the SEC in connection with such termination, the Indenture Trustee (or the Administrator) shall deliver to the Depositor a copy of such form together with copies of confirmations of receipt by the SEC of each report filed therewith on behalf of the Trust Estate.

                                   ARTICLE VII
                            PURCHASE AND TERMINATION
                                OF THE TRUST FUND

        Section 7.01. Termination of Trust Estate Upon Repurchase or Liquidation of All Mortgage Loans.

        (a) The respective obligations and responsibilities of the Indenture Trustee and the Servicer created hereby (other than the obligation of the Indenture Trustee to make payments to Securityholders as set forth in Section 7.02, the obligation of the Servicer to make a final remittance to the Indenture Trustee for deposit into the Note Account and the Certificate Account pursuant to the Servicing Agreement and Section 4.01 shall terminate on the earlier of
(i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Estate and the disposition of all REO and (ii) the sale of the property held by the Trust Estate in accordance with Section 7.01(b); PROVIDED, HOWEVER, that in no event shall the Trust Estate created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof, and (ii) the Maturity Date.

        (b) On any Payment Date occurring after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 10% of the sum of (i) the Cut-off Date Aggregate Principal Balance, the Depositor may, upon written direction to the Indenture Trustee, cause (i) the Indenture Trustee to sell (or arrange for the sale of) the assets of the Trust Estate and (ii) the Issuer to sell all of its property. The property of the Trust Estate shall be sold at a price (the "Termination Price") equal to: (i) 100% of the unpaid principal balance of each Mortgage Loan on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate with respect to any Mortgage Loan to the Due Date in the Due Period immediately preceding the related Payment Date to the date of such repurchase, (ii) the fair market value of any REO Property and any other property held by the Trust, such fair market value to be determined by an appraiser or appraisers appointed by the Indenture Trustee, (iii) any unreimbursed Servicing Advances with respect to each Mortgage Loan, and (iv) any Reimbursement Amounts due to the Class [ ] Note Insurer.


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


        Section 7.02. Procedure Upon Termination of Trust Estate.

        (a) Notice of any termination pursuant to the provisions of Section 7.01, specifying the Payment Date upon which the final payment shall be made, shall be given promptly by the Indenture Trustee by first class mail to Securityholders mailed (x) no later than [five] Business Days after the Indenture Trustee has received notice from the Depositor of its intent to exercise its right to cause the termination of the Trust Estate pursuant to
Section 7.01(b) or (y) upon the final payment or other liquidation of the last Mortgage Loan or REO Property in the Trust Estate. Such notice shall specify (A) the Payment Date upon which final payment on the Securities of all amounts required to be distributed to Holders pursuant to Section 5.02 will be made upon presentation and surrender of the Notes at the Corporate Trust Office of the Indenture Trustee and the Certificates at the Corporate Trust Office of the Owner Trustee, and (B) that the Record Date otherwise applicable to such Payment Date is not applicable, payment being made only upon presentation and surrender of the Securities at the office or agency therein specified. The Indenture Trustee shall give such notice to the Servicer, the Note Registrar and the Certificate Registrar at the time such notice is given to Holders of the Securities. Upon any such termination, the duties of the Note Registrar with respect to the Notes and the Certificate Registrar with respect to the Certificates shall terminate and the Indenture Trustee shall terminate, or request the Servicer to terminate, the Collection Account it maintains, the Note Account, the Certificate Account and any other account or fund maintained with respect to the Securities, subject to the Indenture Trustee's obligation hereunder to hold all amounts payable to Securityholders in trust without interest pending such payment.

        (b) In the event that all of the Holders do not surrender their Securities for cancellation within three months after the time specified in the above-mentioned written notice, the Indenture Trustee shall give a second written notice to the remaining Securityholders to surrender their Securities for cancellation and receive the final payment with respect thereto. If within one year after the second notice any Securities shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps to contact the remaining Securityholders concerning surrender of such Securities, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any Securities shall not have been surrendered for cancellation, the Indenture Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Indenture Trustee and not distributed to a Securityholder due to such Securityholder's failure to surrender any Securities for payment of the final payment thereon in accordance with this Section.

        (c) Any reasonable expenses incurred by the Indenture Trustee in connection with any termination or liquidation of the Trust Estate shall be paid from proceeds received from the liquidation of the Trust Estate.

                                  ARTICLE VIII
                            RIGHTS OF SECURITYHOLDERS

        Section 8.01. Limitation on Rights of Holders.


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


        (a) The death or incapacity of any Securityholder shall not operate to terminate this Agreement or this Trust Estate, nor entitle such Securityholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Securityholder, solely by virtue of its status as a Securityholder, shall have any right to vote or in any manner otherwise control the Servicer or the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Notes, be construed so as to constitute the Securityholders from time to time as partners or members of an association, nor shall any Securityholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

        (b) No Securityholder, solely by virtue of its status as Securityholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Indenture Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Notes evidencing not less than 25% of the Class Principal Amount (or Class Notional Amount) of Notes of each Class shall have made written request upon the Indenture Trustee to institute such action, suit or proceeding in its own name as Indenture Trustee hereunder and shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Indenture Trustee, for [sixty] days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Indenture Trustee during such sixty-day period by such Securityholders; it being understood and intended, and being expressly covenanted by each Securityholder with every other Securityholder and the Indenture Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Securityholders. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

        Section 8.02. Access to List of Holders.

        (a) The Certificate Registrar, and if the Indenture Trustee is not acting as Note Registrar, the Note Registrar will furnish or cause to be furnished to the Indenture Trustee, within [fifteen] days after receipt by the Certificate Registrar or the Note Registrar of a request by the Indenture Trustee in writing, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Certificateholders and the Noteholders of each Class as of the most recent Record Date.

        (b) If three or more Holders (hereinafter referred to as "Applicants") apply in writing to the Indenture Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Securities and


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


is accompanied by a copy of the communication which such Applicants propose to transmit, then the Indenture Trustee shall, within [five] Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Indenture Trustee to the most recent list of Securityholders held by the Indenture Trustee or shall, as an alternative, send, at the Applicants' expense, the written communication proffered by the Applicants to all Securityholders at their addresses as they appear in the Note Register or the Certificate Register, as applicable.

        (c) Every Holder or Note Owner, if the Holder is a Clearing Agency, by receiving and holding a Note, agrees with the Depositor, the Servicer, the Note Registrar and the Indenture Trustee that neither the Depositor, the Servicer, the Note Registrar nor the Indenture Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the source from which such information was derived.

        Section 8.03. Acts of Holders of Notes.

        (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where expressly required herein, to the Servicer. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Indenture Trustee and Servicer, if made in the manner provided in this Section. Each of the Indenture Trustee and Servicer shall promptly notify the other of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the other.

        (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

        (c) The ownership of Securities (whether or not such Securities shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Indenture Trustee) shall be proved by the Note Register and the Certificate Register, and neither the Indenture Trustee, the Servicer, nor the Depositor shall be affected by any notice to the contrary.

        (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Security.


                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

        Section 9.01. Binding Nature of Agreement; Assignment.

        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        Section 9.02. Entire Agreement.

        This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

        Section 9.03. Amendment.

        (a) This Agreement may be amended from time to time by the Depositor and the Indenture Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Notes, the Trust Estate or this Agreement in any Offering Document; or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or
(iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code. No such amendment effected pursuant to clause (iii) of such sentence shall adversely affect in any material respect the interests of any Holder (without regard to the Class [ ]
Note Insurance Policy). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Indenture Trustee may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Indenture Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to the Notes (in the case of the Class [ ] Notes, determined without regard to the Class [ ] Note Insurance Policy).

        (b) This Agreement may also be amended from time to time by the Depositor, and the Indenture Trustee with the consent of the Holders of not less than 66-2/3% of the Class Principal

Amount (or Percentage Interest) of each Class of Notes affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; PROVIDED, HOWEVER, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Note, without the consent of the Holder of such Note or (ii) reduce the aforesaid percentages of Class Principal Amount (or Percentage Interest) of Notes of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount (or Class Notional Amount) of each Class of Notes affected thereby. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Notes, the related Note Owners.

        (c) Promptly after the execution of any such amendment, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agencies.

        (d)     It shall not be necessary for the consent of Holders under this
Section 9.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

        (e) Notwithstanding anything to the contrary in any Servicing Agreement, the Indenture Trustee shall not consent to any amendment of any Servicing Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement.

        Section 9.04. Voting Rights.

        Except to the extent that the consent of all affected Noteholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Noteholders representing specified percentages of aggregate outstanding Note Principal Amount (or Notional Amount), Notes owned by the Depositor, the Servicer, the Indenture Trustee or the Servicer or Affiliates thereof are not to be counted so long as such Notes are owned by the Depositor, the Servicer, the Indenture Trustee or the Servicer or Affiliates thereof.

        Section 9.05. Provision of Information.

        (a) For so long as any of the Notes of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Depositor and the Indenture Trustee agree to cooperate with each other to provide to any Noteholders and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Indenture Trustee in providing such information shall be reimbursed by the Depositor.

        (b) The Indenture Trustee will provide to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 6.20(c) and (ii) a copy of any other document incorporated by reference in the Prospectus. Any reasonable out-of-pocket expenses incurred by the Indenture Trustee in providing copies of such documents shall be reimbursed by the Depositor.

        (c) On each Payment Date, the Indenture Trustee shall deliver or cause to be delivered by first class mail to the Depositor, Attention: Contract Finance, a copy of the report delivered to Noteholders pursuant to Section 4.03.

        Section 9.06. Governing Law.

        THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

        Section 9.07. Notices.

        All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Depositor, Aegis Asset Backed Securities Corporation, 11111 Wilcrest Green,
Suite 250, Houston, Texas 77042, Attention: [          ], (b) in the case of the
Indenture Trustee, [       ] Attention: [       ], (c) in the case of the Class
[ ] Note Insurer, [        ], Attention: [        ], or as to each party such
other address as may hereafter be furnished by such party to the other parties in writing. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

        Section 9.08. Severability of Provisions.

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

        Section 9.09. Indulgences; No Waivers.

        Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

        Section 9.10. Headings Not To Affect Interpretation.

        The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

        Section 9.11. Benefits of Agreement.

        Nothing in this Agreement or in the Notes, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Notes, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Sections 9.14 and 9.15.

        Section 9.12. Special Notices to the Rating Agencies.

        (a) The Depositor shall give prompt notice to the Rating Agencies and to the Class [ ] Note Insurer of the occurrence of any of the following events of which it has notice:

                (i)     any amendment to this Agreement pursuant to Section
                        9.03;

               (ii)     the occurrence of any Event of Default described in
                        Section 6.08; and

              (iii)     the making of a final payment pursuant to Section 7.02.

        (b) All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

        [               ]

        (c) The Indenture Trustee shall deliver to the Rating Agencies reports prepared pursuant to Section 4.03.

        Section 9.13. Counterparts.

        This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

        Section 9.14. Transfer of Servicing.

        The Seller agrees that it shall provide written notice to the Indenture Trustee [thirty] days prior to any transfer or assignment by the Seller of its rights under any Servicing Agreement or of the servicing thereunder or delegation of its rights or duties thereunder or any portion thereof to any Person other than the initial Servicer under such Servicing Agreement. In addition, the ability of the Seller to transfer or assign its rights and delegate its duties under any Servicing Agreement or to transfer the servicing thereunder to a successor servicer shall be subject to the following conditions:

                (i) Such successor servicer must be qualified to service loans for FNMA or FHLMC;

                (ii) Such successor servicer must satisfy the seller/servicer eligibility standards in the Servicing Agreement, exclusive of any experience in mortgage loan origination, and must be reasonably acceptable to the Servicer, whose approval shall not be unreasonably withheld;

                (iii) Such successor servicer must execute and deliver to the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Indenture Trustee that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under the Servicing Agreement;

                (iv) There must be delivered to the Indenture Trustee a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes (determined without regard to the Class [ ] Note Insurance Policy, in the case of the Class [ ] Notes);

                (v) The Seller shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Seller shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (B) prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Remittance Date but before the next succeeding Deposit Date, to the Servicer, all funds held by the Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (F) the Seller shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request.

        Section 9.15. Matters Relating to the Class [ ] Note Insurance Policy.

        (a) All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to the Class
[ ] Noteholders shall also be sent,
and any report or statement sent by the Servicer to the Indenture Trustee shall be sent by the Indenture Trustee, to the Class [ ] Note Insurer at the following address:

        [               ]
        [               ]
        [               ]
        [               ]

or such other address as the Class [ ] Note Insurer may hereafter furnish to the Depositor and the Indenture Trustee.

        (b) Notwithstanding any provision to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the interest of such parties as set forth herein, that the Class [ ] Note Insurer receive the benefit of Sections 4.03, 5.02, 5.06 and 9.15 as an intended third party beneficiary of this Agreement to the extent of such provisions.

        (c)     No purchase of the property of the Trust Estate pursuant to
Section 7.01(b) shall occur if such purchase would result in a draw on the Class
[ ] Note Insurance Policy, unless the Class [ ] Note Insurer has consented to such purchase.

        (d) All references herein to the rating of the Notes shall be without regard to the Class [ ] Note Insurance Policy.

        IN WITNESS WHEREOF, the Issuer, the Depositor, the Indenture Trustee and the Administrator have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

                                  AEGIS ASSET BACKED SECURITIES
                                  CORPORATION [      ] TRUST [      ], as Issuer


                                  By: [              ], not in its individual
                                  capacity, but solely as Owner Trustee



                                  By:
                                     ----------------------------------
                                     Name:
                                     Title:


                                  AEGIS ASSET BACKED SECURITIES
                                  CORPORATION, as Depositor


                                  By:
                                     ----------------------------------
                                     Name:
                                     Title:


                                  [                                           ],
                                  as Indenture Trustee


                                  By:
                                     ----------------------------------
                                     Name:
                                     Title:


                                  [                                           ],
                                  as Administrator


                                  By:
                                     ----------------------------------
                                     Name:
                                     Title:

Solely for purposes of Sections 6.08 and  9.14,


accepted and agreed to by:

[                               ], as Seller


By:
   ------------------------------------
   Name:
   Title:

                                   EXHIBIT A-1

                          FORM OF INITIAL CERTIFICATION


                                                             --------------
                                                                  Date


Aegis Asset Backed Securities Corporation
11111 Wilcrest Green
Suite 250
Houston, Texas 77042


        Re:     Sale and Collection Agreement (the "Agreement"), dated as of
                [     ] among Aegis Asset Backed Securities Corporation [      ]
                Trust [     ], as Issuer, Aegis Asset Backed Securities
                Corporation, as Depositor, [     ], as Indenture Trustee and
                [     ], as Administrator

Ladies and Gentlemen:

        In accordance with Section 2.02(a) of the Agreement, subject to review of the contents thereof, the undersigned, as Custodian on behalf of the Indenture Trustee, hereby certifies that it (or its custodian) has received the documents listed in Section 2.01(b) of the Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Agreement, subject to any exceptions noted on Schedule I hereto.

        Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Agreement. This Certificate is subject in all respects to the terms of Section 2.02 of the Agreement and the Agreement sections cross-referenced therein.

                                  [Custodian], on behalf of
                                  [                       ],
                                  as Indenture Trustee


                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:

                                   EXHIBIT A-2

                          FORM OF INTERIM CERTIFICATION


                                                             -------------
                                                                  Date


Aegis Asset Backed Securities Corporation
11111 Wilcrest Green
Suite 250
Houston, Texas 77042


        Re:     Sale and Collection Agreement (the "Agreement"), dated as of
                [     ] among Aegis Asset Backed Securities Corporation [     ]
                Trust [     ], as Issuer, Aegis Asset Backed Securities
                Corporation, as Depositor, [     ], as Indenture Trustee and
                [     ], as Administrator

Ladies and Gentlemen:

        In accordance with Section 2.02(b) of the Agreement, the undersigned, as Custodian on behalf of the Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Agreement.

        The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on
Schedule I hereto, it has reviewed the documents identified above and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

        Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Agreement. This Certificate is qualified in all respects by the terms of said Agreement including, but not limited to, Section 2.02(b).

                                  [Custodian], on behalf of
                                  [                       ],
                                  as Indenture Trustee


                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:

                                   EXHIBIT A-3

                           FORM OF FINAL CERTIFICATION


                                                             -------------
                                                                  Date


Aegis Asset Backed Securities Corporation
11111 Wilcrest Green
Suite 250
Houston, Texas 77042


        Re:     Sale and Collection Agreement (the "Agreement"), dated as of
                [     ] among Aegis Asset Backed Securities Corporation [     ]
                Trust [     ], as Issuer, Aegis Asset Backed Securities
                Corporation, as Depositor, [     ], as Indenture Trustee and
                [     ], as Administrator

Ladies and Gentlemen:

        In accordance with Section 2.02(d) of the Agreement, the undersigned, as Custodian on behalf of the Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Agreement.

        The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on
Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

        Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Agreement. This Certificate is qualified in all respects by the terms of said Agreement.

                                  [Custodian], on behalf of
                                  [                       ],
                                  as Indenture Trustee


                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:

                                    EXHIBIT B

                               FORM OF ENDORSEMENT

        Pay to the order of [            ], as Indenture Trustee for Aegis Asset
Backed Securities Corporation [     ] Trust [     ], without recourse.




                                      --------------------------------------
                                          [current signatory on note]


                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT C

                  REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT


                                                             -------------
                                                                  Date


[Addressed to Indenture Trustee
or, if applicable, custodian]



        In connection with the administration of the mortgages held by you as Indenture Trustee under a certain Sale and Collection Agreement dated as of
[      ], among Aegis Asset Backed Securities Corporation [     ] Trust [     ],
as Issuer, Aegis Asset Backed Securities Corporation, as Depositor, [      ], as
Administrator, and you, as Indenture Trustee (the "Agreement"), the undersigned Servicer hereby requests a release of the Mortgage File held by you as Indenture Trustee with respect to the following described Mortgage Loan for the reason indicated below.

        Mortgagor's Name:

        Address:

        Loan No.:

        Reason for requesting file:

        1. Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Collection Account, the Note Account or the Certificate Account (whichever is applicable) pursuant to the Agreement.)

        2. The Mortgage Loan is being foreclosed.

        3. Mortgage Loan substituted. (The Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Agreement.)

        4. Mortgage Loan repurchased. (The Servicer hereby certifies that the Purchase Price has been credited to the Collection Account, the Note Account and the Certificate Account (whichever is applicable) pursuant to the Agreement.)

        5. Other. (Describe)

        The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

        Capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

                                     -------------------------------------
                                         [Name of Servicer]



                                     By:
                                        ----------------------------------
                                        Name:
                                        Title:

                                     --------------------------------------
                                         [name of Purchaser]


                                     By:
                                        -----------------------------------
                                        Name:
                                        Title:


                Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

                Subscribed and sworn before me this _____ day of __________, 20__.

NOTARY PUBLIC



---------------------------------


COUNTY OF
         -----------------------

STATE OF
        ------------------------

My commission expires the _____ day of __________, 20__.

                                    EXHIBIT D

                               SERVICING AGREEMENT

                                    EXHIBIT I

                            MONTHLY REMITTANCE ADVICE

                                    EXHIBIT J

                      MONTHLY ELECTRONIC DATA TRANSMISSION

                                    EXHIBIT K

                               CUSTODIAL AGREEMENT

                                    EXHIBIT L

                               INSURANCE AGREEMENT

                                    EXHIBIT M

                         CLASS [ ] NOTE INSURANCE POLICY

                                   SCHEDULE A


                             MORTGAGE LOAN SCHEDULE

                                   SCHEDULE B

                           PRINCIPAL AMOUNT SCHEDULES

                                   SCHEDULE D

                                 POOL 1 AX LOANS

                                   SCHEDULE E

                                 POOL 2 AX LOANS